UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.   )

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☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

MEMRY CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MEMRY CORPORATION

3 Berkshire Boulevard

Bethel, Connecticut 06801

(203) 739-1100

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

October 28, 2004

To the Holders of Common Stock of

MEMRY CORPORATION

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Memry Corporation (the “Company”) will be held at the Company’s corporate headquarters located at 3 Berkshire Boulevard, Bethel, Connecticut 06801, on Wednesday, December 8, 2004, at 10:00 a.m., for the following purposes:

1.    To elect eight persons to the Board of Directors, each to hold office until the next Annual Meeting of Stockholders and until his or her respective successor is elected and qualified.

2.    To consider and vote upon amendments to Memry Corporation’s Amended and Restated 1997 Long-Term Incentive Plan to (A) increase the number of shares subject to awards granted under this Plan from 4,000,000 shares to 6,000,000 shares and (B) change the fair market value determination date for directors’ awards.

3.    To consider and act upon such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on October 15, 2004 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder, for any purpose relevant to the meeting, on and after October 28, 2004, during ordinary business hours at the Company’s principal executive offices located at the address first set forth above.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THIS MEETING. PLEASE COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED STAMPED RETURN ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. YOU MAY REVOKE YOUR PROXY IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT AT ANY TIME BEFORE IT HAS BEEN VOTED AT THE ANNUAL MEETING.

Dated: Bethel, Connecticut

October 28, 2004

By Order of the Board of Directors,

Robert P. Belcher

Secretary

MEMRY CORPORATION

3 Berkshire Boulevard

Bethel, Connecticut 06801

(203) 739-1100

PROXY STATEMENT

Annual Meeting of Stockholders

Wednesday, December 8, 2004

INTRODUCTION

This proxy statement (“Proxy Statement”) is being furnished in connection with the solicitation of proxies by the Board of Directors of Memry Corporation (the “Company”) for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on December 8, 2004, and at any adjournment of that meeting. All proxies will be voted in accordance with the stockholders’ instructions and, if no choice is specified, the proxies will be voted in favor of election of the eight nominees for directors specified herein and in favor of the amendments to Memry Corporation’s Amended and Restated 1997 Long-Term Incentive Plan (the “Plan”).

The Company’s Annual Report for the Company’s fiscal year ended June 30, 2004 was mailed to stockholders, along with these proxy materials, on or about October 28, 2004.

The Annual Meeting of Stockholders of Memry Corporation will be held on Wednesday, December 8, 2004 at the Company’s corporate headquarters located at 3 Berkshire Boulevard, Bethel, Connecticut 06801, at 10:00 a.m. local time.

VOTING RIGHTS AND PROXY INFORMATION

Proxies in the accompanying form are solicited on behalf of and at the direction of the Board of Directors, which has fixed the close of business on Friday, October 15, 2004 as the record date (the “Record Date”) for the determination of holders of outstanding shares of the Company’s Common Stock entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. Holders of record of Common Stock at the close of business on October 15, 2004, are entitled to notice of and to vote at the meeting. As of October 15, 2004, there were issued and outstanding 25,595,809 shares of the Company’s Common Stock, each entitled to one vote, which were held of record on such date by approximately 793 record holders. All eight directors shall be elected by a plurality of the shares of the Company’s Common Stock present and voting (in other words, the eight individuals receiving the largest number of votes will be elected). The affirmative vote of the holders of a majority of the present and voting shares of the Company’s Common Stock is required for the adoption of the resolution authorizing and approving the amendments to the Plan. A copy of the Plan, which reflects the amendments subject to stockholder approval (the “Plan Amendments”), is attached hereto as Exhibit A. Shares that abstain from voting on approval of the Plan Amendments, as well as broker non-votes, will not be counted either in favor of or against the proposal.

All shares of the Company’s Common Stock represented by properly executed proxies will be voted at the Annual Meeting in accordance with the directions indicated on the proxies unless such proxies have previously been revoked. To the extent that no direction is indicated, the shares will be voted FOR the election of all of the Company’s nominees as directors and FOR the adoption of a resolution approving the Plan Amendments. See

“PROPOSAL NO. 1—ELECTION OF DIRECTORS” and “PROPOSAL NO. 2—AMENDMENTS TO MEMRY CORPORATION’S AMENDED AND RESTATED 1997 LONG-TERM INCENTIVE PLAN.” If any other matters are properly presented at the Annual Meeting for action, including a question of adjourning the meeting from time to time, the persons named in the proxies and acting thereunder will have discretion to vote on such matters in accordance with their best judgment. The Annual Meeting may be adjourned, and additional proxies solicited, if at the time of the Annual Meeting a quorum is not present. Any adjournment of the Annual Meeting would require the affirmative vote of the holders of at least a majority of the shares of the Company’s Common Stock represented at the Annual Meeting (regardless of whether such shares constituted a quorum).

Any stockholder who has executed and returned a proxy has the power to revoke it at any time before it is voted. A stockholder who wishes to revoke a proxy can do so by attending the Annual Meeting and voting in person, by executing a later-dated proxy relating to the same shares or by a writing revoking the proxy and, in the latter two cases, delivering such later-dated proxy or writing to the Secretary of the Company prior to the vote at the Annual Meeting. Any writing intended to revoke a proxy should be sent to the Company at its principal executive offices, 3 Berkshire Boulevard, Bethel, Connecticut 06801, Attention: Robert P. Belcher, Secretary.

The entire cost of soliciting these proxies will be borne by the Company. In addition to the use of the mail, proxies may be solicited via personal interview or telephone by the directors, officers and regular employees of the Company. Such persons will receive no additional compensation for such services. Arrangements will also be made with certain brokerage firms and certain other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of the Company’s Common Stock held of record by such persons, and such brokers, custodians, nominees and fiduciaries will be reimbursed by the Company for reasonable out-of-pocket expenses incurred by them in connection therewith.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of October 15, 2004, information regarding beneficial ownership of the Company’s Common Stock by (i) each person who is known by the Company to own beneficially more than 5% of the outstanding Common Stock (based on information furnished to the Company on behalf of such persons or otherwise known to the Company), (ii) each of the directors of the Company and nominees for director of the Company, (iii) each of the executive officers named in the annual compensation table captioned “Summary Compensation Table” below, and (iv) all current directors and executive officers as a group. Beneficial ownership of a security is determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended. A person is deemed to be the beneficial owner of a security, subject to Rule 13d-3(b) if, among other things, that person has the right to acquire such security within 60 days.

COMMON STOCK

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percentage of Common Stock Outstanding (1)
Raychem Corporation 300 Constitution Drive Menlo Park, California 94025	1,662,928	(2)	6.50%

New England Partners Capital, L.P. One Boston Plaza, Suite 3630 Boston, Massachusetts 02108	1,925,000	(3)	7.41%

James G. Binch 362 Canoe Hill Road New Canaan, Connecticut 06840	867,304	(4)	3.28%

Jack H. Halperin, Esq. 361 Silver Court Woodmere, New York 11598	302,494	(5)	1.18%

W. Andrew Krusen, Jr. 3415 Morrison Avenue, Tampa, Florida 33629	759,688	(6)	2.96%

Kempton J. Coady, III 4 Fernwood Road Westport, Connecticut 06880	255,073	(7)	*

Dr. Andrew L. Lux 6591 Dunbarton Drive Hudson, Ohio 44236	54,405	(8)	*

Dr. Edwin Snape 1095 Long Pond Road Wellfleet, Massachusetts 02667	1,968,858	(9)	7.57%

Francois Marchal Compagnie Financiere Aval S.A. 6 Route de Malagnou Case Postale 521 CH-1211 Geneve 17 Switzerland	364,448	(10)	1.42%

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percentage of Common Stock Outstanding (1)
Michel de Beaumont American Equities Overseas (UK) 12 Park Place London SW1A 1LP England	186,781	(11)	*

Robert P. Belcher 165 Grassy Hill Road Woodbury, Connecticut 06798	302,999	(12)	1.17%

Dean J. Tulumaris 54 Riverford Road Brookfield, Connecticut 06804	21,250	(13)	*

Dr. Ming H. Wu 4 Empire Lane Bethel, Connecticut 06801	117,199	(14)	*

Carmen L. Diersen 10527 Parker Drive Eden Prairie, Minnesota 55347	0		0

All directors and executive officers as a group (11 persons)	5,400,499	(15)	18.80%

*	Less than one percent.
(1)	In each case where shares subject to warrants or options are included as beneficially owned by an individual or group, the percentage of all shares owned by such individual or group is calculated as if all such warrants or options had been exercised prior to such calculation.
(2)	The information as to the beneficial ownership of Common Stock by Raychem Corporation was obtained from its statement on Amendment No. 2 to Schedule 13D filed on February 18, 1999 with the Securities and Exchange Commission.
(3)	The information as to the beneficial ownership of Common Stock by New England Partners Capital, L.P. (“NEP”) was obtained from its statement on Schedule 13G filed on February 18, 2002 with the Securities and Exchange Commission. Includes warrants currently exercisable to purchase 375,000 shares of Common Stock at $1.25 per share.
(4)	Includes 859,130 shares of Common Stock that may be acquired through the exercise of (i) vested stock options and (ii) stock options that will vest within 60 days after the Record Date. Also includes 1,007 shares of Common Stock owned by Mr. Binch’s daughter. Mr. Binch disclaims beneficial ownership of such shares owned by his daughter.
(5)	Includes 100,693 shares of common Stock that may be acquired through the exercise of (i) vested stock options and (ii) stock options that will vest within 60 days after the Record Date.
(6)	Includes 100,693 shares of common Stock that may be acquired through the exercise of (i) vested stock options and (ii) stock options that will vest within 60 days after the Record Date. Also includes 247,500 shares of Common Stock owned by WIT Ventures, LTD. (“WIT”), 8,000 shares of Common Stock owned by Krusen-Vogt & Co, 269,000 shares of Common Stock owned by Dominion Financial Group International LDC (“DFGI”), and 25,000 shares owned by Dominion Capital Management (“DCM”). Mr. Krusen is the President and a principal shareholder of JAWIT Corporation, which is the managing General Partner of WIT, a General Partner of Krusen-Vogt & Co. and a limited partner of WIT. In addition, Mr. Krusen is the chairman of the Executive Committee of DFGI, and also indirectly beneficially owns certain outstanding securities of DFGI through WIT.
(7)	Includes 81,176 shares of common Stock that may be acquired through the exercise of (i) vested stock options and (ii) stock options that will vest within 60 days after the Record Date. Also includes 50,000 shares of Common Stock held by Merrill, Lynch, Pierce, Fenner & Smith, as custodian of an IRA for the benefit of Mr. Coady’s wife.

(8)	Includes 31,680 shares of common Stock that may be acquired through the exercise of (i) vested stock options and (ii) stock options that will vest within 60 days after the Record Date.
(9)	Includes 25,471 shares of common Stock that may be acquired through the exercise of (i) vested stock options and (ii) stock options that will vest within 60 days after the Record Date. Also includes (i) 1,556,984 shares of Common Stock and (ii) warrants currently exercisable to purchase 375,000 shares of Common Stock at $1.25 per share, each owned by NEP. Edwin Snape is a managing member of NEP Capital, LLC, the general partner of NEP. Dr. Snape disclaims beneficial ownership of these securities (except to the extent of his pecuniary interest in such securities).
(10)	Includes 5,474 shares of common Stock that may be acquired through the exercise of (i) vested stock options and (ii) stock options that will vest within 60 days after the Record Date. Also includes 358,974 shares of Common Stock directly owned by Compagnie Financiere Aval S.A. Mr. Marchal is the General Administrator and a partner of Compagnie Financiere Aval S.A. Mr. Marchal disclaims beneficial ownership of such securities (except to the extent of his pecuniary interest in such securities).
(11)	Includes 10,296 shares of common Stock that may be acquired through the exercise of (i) vested stock options and (ii) stock options that will vest within 60 days after the Record Date. Also includes (i) 30,000 shares of Common Stock directly owned by Emerge Capital, (ii) 65,700 shares of Common Stock directly owned by Samisa Investment Corp. (“Samisa”) and (iii) warrants currently exercisable to purchase 76,667 shares of Common Stock at $2.00 per share directly owned by Samisa. Michel de Beaumont is a shareholder and beneficial owner of Emerge Capital and Samisa. Mr. de Beaumont disclaims beneficial ownership of these securities (except to the extent of his pecuniary interest in such securities).
(12)	Includes 257,999 shares of Common Stock that may be acquired through the exercise of (i) vested stock options and (ii) stock options that will vest within 60 days after the Record Date.
(13)	Includes 113,699 shares of Common Stock that may be acquired through the exercise of (i) vested stock options and (ii) stock options that will vest within 60 days after the Record Date.
(14)	Includes 21,250 shares of Common Stock that may be acquired through the exercise of (i) vested stock options and (ii) stock options that will vest within 60 days after the Record Date.
(15)	See prior footnotes.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

The Board of Directors of the Company currently consists of nine members, six of whom, namely, James G. Binch, W. Andrew Krusen, Jr., Jack H. Halperin, Esq., Kempton J. Coady, III, Dr. Andrew L. Lux and Dr. Edwin Snape were last elected at the Annual Meeting of Stockholders held on December 11, 2003, and three of whom, namely, Francois Marchal, Michel de Beaumont and Robert P. Belcher were elected by the Board of Directors to fill vacancies resulting from new directorships established pursuant to action of the Board taken since the 2003 Annual Meeting. All of the directors are elected annually and hold office until the next succeeding Annual Meeting of Stockholders or until their respective successors are duly elected and qualified.

The Board of Directors recommends election of each of the following eight individuals: James G. Binch, W. Andrew Krusen, Jr., Kempton J. Coady, III, Dr. Edwin Snape, Francois Marchal, Michel de Beaumont, Robert P. Belcher and Carmen L. Diersen.

All such individuals, except for Ms. Diersen, currently serve as directors. Ms. Diersen was recommended to the Company by a third party recruiting firm that was retained by the Corporate Governance and Nominating Committee to seek out and recommend candidates for director who would be qualified to serve on the Board of Director’s Audit Committee and would be “independent” and “financially sophisticated” within the meaning of the listing standards of the American Stock Exchange, and also would qualify for the designation of “audit committee financial expert,” as such term is defined by the Securities and Exchange Commission. In order to accommodate the addition of Ms. Diersen and to retain flexibility to add a new member to the Board of Directors contemporaneously with, and subject to, the completion of the Company’s pending acquisition of Putnam

Plastics Corporation, while at the same time limiting the size of the Board to a level which is considered appropriate, the Board of Directors decided not to recommend Mr. Halperin or Dr. Lux for election at the Annual Meeting and to maintain one vacancy on the Board of Directors for an indefinite period of time following the Annual Meeting.

It is intended that the persons named as proxies will vote FOR the election of the nominees as directors. Proxies cannot be voted for more than eight individuals.

Nominees for Director

Name	Age	Positions with the Company	Director Since
James G. Binch	57	President, Chief Executive Officer and Director	1989
W. Andrew Krusen, Jr.(1),(2)	56	Director	1994
Kempton J. Coady, III(2),(3)	56	Director	1999
Dr. Edwin Snape(3)	64	Chairman of the Board	2002
Francois Marchal(2)	60	Director	2003
Michel de Beaumont(3)	62	Director	2004
Robert P. Belcher	56	Senior Vice President, Finance and Administration, Chief Financial Officer, Corporate Secretary and Treasurer and Vice Chairman	2004
Carmen L. Diersen	44	Nominee for Director	N/A

(1)	Member of Audit Committee.
(2)	Member of Corporate Governance and Nominating Committee.
(3)	Member of Compensation Committee

Directors and Nominees For Director

James G. Binch has been Chief Executive Officer of the Company since December 11, 1991, and served as Chairman of the Board from September 24, 1993 until February 16, 2004. He has also served as President of the Company since February 17, 2004, also serving in such capacity from December 11, 1991 to July 7, 1999, and served as Treasurer of the Company from July 19, 1994 to September 14, 1999. He was the President and a director of Trinity Capital Corporation, a merchant banking firm, from its inception in June 1987 to August 1994. He has been the President, Chief Executive Officer and the sole shareholder of Harbour Investment Corporation, the general partner of Harbour Holdings Limited Partnership, an investment management company, since its inception in June 1992. From 1985 to 1987, he served as President and Chief Operating Officer of Lummus Crest, Inc., the principal engineering subsidiary of Combustion Engineering, Inc., with annual revenues of $300,000,000 and approximately 4,000 employees. From 1980 to 1985, Mr. Binch served as Vice President, Corporate Strategic Planning for Combustion Engineering, Inc., a manufacturing and engineering firm. Mr. Binch is a graduate engineer from Princeton University. He also holds an M.B.A. from the Wharton School of the University of Pennsylvania.

W. Andrew Krusen, Jr. is a graduate of Princeton University with a Bachelor’s Degree in Geology. Since 1989, he has been President (as well as a principal shareholder) of Dominion Financial Group, Inc., a family-controlled corporation involved in real estate development and financial services, as well as Chairman of Dominion Energy and Minerals Corporation, an oil and gas concern. Mr. Krusen is also the Chairman of the Executive Committee of Dominion Financial Group International LDC and a General Partner of Krusen-Vogt & Co. Mr. Krusen is also the President and a principal shareholder of JAWIT Corporation, which is the managing General Partner of WIT Ventures, LTD, and he is a limited partner of WIT Ventures, LTD. He is a director of Raymond James Trust Company, Z-Tel Technologies, Inc., Beall’s, Inc. and USA REIT Fund LLC.

Jack H. Halperin, Esq. has practiced corporate and securities law in New York for over 30 years. Since 1987, he has been in private practice, concentrating on international financing transactions. Mr. Halperin holds a B.A. degree (summa cum laude) from Columbia College and a J.D. from New York University School of Law, where he was Note-and-Comment Editor of the Law Review. Mr. Halperin is a director of I-Flow Corporation.

Kempton J. Coady, III has been the President of Sona Laser Centers, in Massachusetts, since October 2003. From 2002 to 2003, Mr. Coady was Principal and owner of Medical Device Kempton & Associates Inc., a provider of consulting services to corporations and private equity groups. From 2000 to 2002 Mr. Coady served as the Chief Executive Officer and an Executive Director of Deltex Medical Group plc. Deltex Medical Group plc was privately held from 1998 to April 2000 and was known as Deltex Medical Holdings Limited where Mr. Coady also served as the Group Chief Executive Officer and an Executive Director. Prior to that, from 1997 to 1998, Mr. Coady was Senior Managing Director at Quintiles MTC/BRI Corporation, a medical device contract research company. Mr. Coady was the Vice President of Business Development from 1996 to 1997 and Vice President—Worldwide Marketing from 1995 to 1996 for the Patient Monitoring Division of Datascope Corporation, a medical device company. From 1992 to 1994, Mr. Coady was the President and Chief Executive Officer of MCG International, a medical device company. Mr. Coady holds a B.S. degree in Chemistry/Biology from Bates College, and an M.P.S. degree in Health Care Administration and an M.B.A. degree, both from Cornell University.

Dr. Andrew L. Lux has served as Vice President of Manufacturing Operations—Renal and Transfusion Therapy Divisions for Baxter Healthcare, which is engaged in the research and development, manufacturing and distribution of renal dialysis and blood processing products, since 2002. From 2001 to September 2002, Dr. Lux served as the President and Chief Operating Officer of Biomec Inc., which specializes in functional electrical stimulation, medical electronics as applied to imaging and pacer leads, adaptors, and catheters. Prior to that, from 1997 to 2001, he served as Vice President, Operations and R&D at Medtronic Inc., Cardiac Surgery Division, where he was responsible for worldwide operations and research and development. Dr. Lux has over twenty-five years experience in the medical imaging and medical device industries. Dr. Lux holds an M.B.A. degree from Weatherhead School of Management, Case Western Reserve University, a Doctor of Science degree and an M.S. degree in Materials Science and Engineering from M.I.T. and a B.S. degree in Metallurgical Engineering from Cleveland State University.

Dr. Edwin Snape has been a principal of New England Partners, a private equity investment firm, since 1994. Previously, Dr. Snape was a Managing General Partner of the Vista Group, a private equity investment firm. Dr. Snape is a director of Callisto Pharmaceuticals, Inc., Diomed Holdings, Inc. and MSO Medical and Vice Chairman of Deltex Medical Holdings Ltd.

Francois Marchal has been a Director and Investment Manager of Aval Fund Management, Guernsey, since 1998. From September 1988 to June 1998, Mr. Marchal was employed by Societe Generale de Banque in Paris where he headed sales of French equities in Paris, London, New York and Tokyo. As a registered French broker, he was a Director Participant and Manager of the brokerage firm Nouailhetas. He also worked as a Portfolio Manager for family-owned private companies and worked for a period as a Financial Analyst and Portfolio Manager for Banque De L’Union Europeene. Mr. Marchal is also a Director of Didot-Bottin, a French listed industrial holding company and Patel & Associates, a private fund management company. Mr. Marchal holds a doctoral degree in law (Diplôme d’études supérieures) from Paris “Faculte de Droit” and a degree in business administration (Diplôme d’études supérieures spécialisé) from the University of Paris Dauphine.

Michel de Beaumont is a Director of American Equities Overseas (UK) Ltd., a private securities brokerage and corporate finance firm that he co-founded in 1981. Previously he was Vice President of American Securities Corporation, responsible for continental European clients, developing fund management, brokerage and corporate finance. He served as Vice President of Institutional Sales for Smith Barney Harris Upman as the European coordinator responsible for marketing new research ideas to European clients. Earlier positions included Vice President of Marketing and Corporate Finance in the Institutional Sales department for

Oppenheimer & Co., and Financial Analyst responsible for France and French-speaking Switzerland dealing with institutional clients for investment banker Dominick & Dominick. He is also a director of Beijing Med-pharm Corp., Springfield, New Jersey. Mr. de Beaumont holds a degree in Business Administration from the University of Paris and a degree in Advanced Mathematics, Physics and Chemistry from the Universities of Poiters and Paris.

Robert P. Belcher was first employed by the Company on July 26, 1999 and was elected by the Board of Directors to serve as Vice Chairman on July 13, 2004. Mr. Belcher was elected by the Board to serve as Senior Vice President—Finance and Administration in July 2001 and as Chief Financial Officer, Secretary and Treasurer on September 14, 1999 (and still serves in such positions). From September 14, 1999 through July 2001, Mr. Belcher served as Vice President. Prior to joining the Company, he served as Chief Financial Officer for Eatwell Enterprises, as well as Managing Director of Associated Asset Management Inc. From 1996 through 1998, Mr. Belcher was the Chief Financial Officer for Anderson Group Inc. From 1994 to 1996, he served as a Principal of Booz, Allen & Hamilton in their New York office. From 1988 to 1994, Mr. Belcher was Executive Vice President of Trinity Capital Corporation, a privately held merchant banking business based in Stamford, Connecticut. From 1981 until 1988, Mr. Belcher served in a variety of senior staff positions with Combustion Engineering, Inc., including Corporate Vice President—Operations Consulting and Corporate Vice President—Strategic Planning. His experience with Combustion Engineering, Inc., as well as with Kendall Company’s Hospital Products Division, involved numerous manufacturing cost studies, budget development and control, as well as information systems development. Mr. Belcher received his B.A. and M.A. in Economics from Vanderbilt University and his M.B.A. with high distinction from the Harvard Business School. In addition, he served in the U.S. Navy as a Supply Officer from 1971 to 1974.

Carmen L. Diersen joined American Medical Systems, Inc. as Executive Vice President in March 2004 and assumed the office of Chief Financial Officer on March 22, 2004. From 1992 to 2004, she held positions of increasing domestic and international responsibility in finance, business development, and general management at Medtronic, Inc. From March 2002 through 2003, she was Vice President, General Manager, Musculoskeletal Tissue Services; from February 1999 through March 2002, she was Vice President of Finance and Administration and Vice President of Business Development, Americas and Asia Pacific. Between 1992 and 1999, Ms. Diersen held financial positions in Medtronic, Inc.’s Heart Valve Division, its Tachyarrhythmia Management Division and its Bradycardia Pacing Division. From 1982 to 1992, she held financial positions of increasing responsibility at Honeywell Inc. Ms. Diersen received a B.S. Accounting Degree from the University of North Dakota and an MBA from the University of Minnesota, Carlson School of Management, and is a Certified Public Accountant.

Director Independence

Newly effective corporate governance rules included in the listing standards of the American Stock Exchange require that a majority of the members of a listed company’s board of directors be independent and that each listed company’s board of directors make an affirmative determination that those persons serving as independent directors have no relationships that would impair their independence. The Board of Directors has determined that each director other than Messrs. Binch and Belcher is independent.

Committees

The Board of Directors has established three committees: the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee.

The Audit Committee presently consists of Messrs. Halperin and Krusen and Dr. Lux. The main function of the Audit Committee is to oversee the Company’s accounting and financial reporting processes, internal systems of control, relationship with the independent registered public accounting firm, scope of the annual audit of the Company’s financial statements, fees to be paid to the independent registered public accounting firm, the performance of the independent registered public accounting firm and our accounting practices. The Audit Committee is also responsible for determining the appointment of the Company’s independent registered public accounting firm and any change in that appointment, and for ensuring the independent registered public accounting firm’s independence. Each member of the Audit Committee is “independent,” as defined in the listing standards for companies listed on the American Stock Exchange. Each member of the Audit Committee also satisfies the Securities and Exchange Commission’s additional independence requirement for members of audit committees. The Board has determined that Carmen L. Diersen, a nominee for director, is an “audit committee financial expert” (as such term is defined by the Securities and Exchange Commission) and, upon Ms. Diersen’s election to the Board of Directors, it is contemplated that Ms. Diersen will serve as a member of the Audit Committee. The Board made such determination on the basis of Ms. Diersen’s prior experience, including, among other things, her extensive experience as a financial officer and in other positions that involve the performance of functions similar to those performed by a financial officer, as well as her educational background, as described above. In anticipation of the addition of Ms. Diersen to the Board of Directors, the Board did not seek to make any determination that it already had at least one audit committee financial expert presently serving on the Audit Committee. The Board did make the determination that Mr. Krusen is “financially sophisticated” within the meaning of the listing standards of the American Stock Exchange. The Audit Committee met five times during the fiscal year ended June 30, 2004. A copy of the written charter adopted by the Board of Directors for the Audit Committee and as currently in effect is attached as Exhibit B hereto. The Audit Committee reviews and reassesses the adequacy of the Audit Committee Charter, and the Board of Directors confirms the Audit Committee Charter, on an annual basis.

The Compensation Committee, the members of which are currently Messrs. Coady and De Beaumont and Dr. Snape, is authorized, subject to review by the entire Board, (i) to determine the compensation of officers and directors of the Company and its subsidiaries and (ii) to review the adequacy of all employee benefit plans and revise existing plans or develop new plans when appropriate. The Compensation Committee is also authorized to make awards under, and oversee the administration of, the Company’s stock option plans. Each member of the Compensation Committee is “independent,” as defined in the listing standards for companies listed on the American Stock Exchange. The Compensation Committee met five times during the fiscal year ended June 30, 2004.

The Corporate Governance and Nominating Committee, the members of which are currently Messrs. Krusen, Coady and Marchal, is responsible for identifying, screening, and recommending qualified candidates to serve on the Company’s Board of Directors and for taking a leadership role in shaping the corporate governance of the Company. A copy of the written charter adopted by the Board of Directors for the Corporate Governance and Nominating Committee and as currently in effect is included on the Company’s website, www.memry.com. Pursuant to its charter, the Committee is directed, among other things, to: develop and recommend to the Board specific guidelines and criteria for selecting nominees to the Board; formulate a process to identify and evaluate candidates to be recommended; review periodically compensation programs for non-employee directors and make recommendations for changes when appropriate; evaluate the performance of incumbent members of the Board to determine whether to recommend such persons for re-election; and review the corporate governance principles of the Company and the Company’s Code of Conduct and Ethics, recommending changes where appropriate. Each member of the Corporate Governance and Nominating Committee is “independent,” as defined in the listing standards for companies listed on the American Stock Exchange. The Corporate Governance and Nominating Committee met one time during the fiscal year ended June 30, 2004. During the first quarter of fiscal year 2005, the Corporate Governance and Nominating Committee met to recommend the nomination of the directors for which proxies are being hereby solicited.

It is the policy of the Company that the Corporate Governance and Nominating Committee consider recommendations for the nomination of directors submitted by holders of the Company’s shares entitled to vote generally in the election of directors. The Committee will give consideration to such recommendations that have been submitted in accordance with procedural requirements adopted by the Committee where it has not determined to re-nominate a qualified incumbent director. All shareholder nominating recommendations must be in writing, addressed to the Corporate Governance and Nominating Committee, care of Corporate Secretary, Memry Corporation, 3 Berkshire Boulevard, Bethel, Connecticut 06801. Submissions must be made by mail, courier or personal delivery. E-mailed submissions will not be considered. Stockholders wishing to recommend individuals to the Corporate Governance and Nominating Committee for consideration as nominees for election as directors at an annual meeting should submit such recommendation, together with any relevant information that they wish the Corporate Governance and Nominating Committee to consider, no later than 120 days prior to such annual meeting of stockholders.

In addition to the foregoing, shareholders may nominate directors for election without consideration by the Corporate Governance and Nominating Committee by complying with the eligibility, advance notice and other provisions of our bylaws. Under our bylaws, a shareholder is eligible to submit a shareholder nomination if the shareholder is entitled to vote for the election of directors at the meeting at which the director(s) will be elected. The shareholder also must provide timely notice of the nomination to us and the notice must contain specified information concerning the nominee and the shareholder proposing the nomination. Any shareholder desiring a copy of our bylaws will be furnished a copy without charge upon written request to the Secretary of the Company at the address provided in this Proxy Statement. See “STOCKHOLDER PROPOSALS” below.

Process for Identifying and Evaluating Nominees for Director

The Company is of the view that the continuing service of qualified incumbents on its Board of Directors promotes stability and continuity in the board room, contributing to the Board’s ability to work as a collective body, while giving the Company the benefit of the familiarity and insight into the Company’s affairs that its directors have accumulated during their tenure. Accordingly, the process of the Corporate Governance and Nominating Committee for identifying nominees reflects the Company’s practice of re-nominating incumbent directors who continue to satisfy the Committee’s criteria for membership on the Board, whom the Committee believes continue to make important contributions to the Board and who consent to continue their service on the Board. Consistent with this policy, in considering candidates for election at annual meetings of stockholders, the Committee will first determine the incumbent directors whose terms expire at the upcoming meeting and who wish to continue their service on the Board. The Committee will evaluate the qualifications and performance of each such incumbent director and, in particular, will:

•	consider if the director continues to satisfy the minimum qualifications (as described below) for director candidates adopted by the Committee;

•	review the assessments of the performance of the director during the preceding term made by the Committee; and

•	determine whether there exist any special, countervailing considerations against re-nomination of the director.

If the Committee determines that:

•	an incumbent director consenting to re-nomination continues to be qualified and has satisfactorily performed his or her duties as director during the preceding term; and

•	there exist no reasons, including considerations relating to the composition and functional needs of the Board as a whole, why in the Committee’s view the incumbent should not be re-nominated,

•	the Committee will, absent special circumstances, propose the incumbent director for re-election.

The Committee will identify and evaluate new candidates for election to the Board where there is no qualified and available incumbent, including for the purpose of filling vacancies arising by reason of the resignation, retirement, removal, death or disability of an incumbent director or a decision of the directors to expand the size of the Board.

The Committee will solicit recommendations for nominees from persons that the Committee believes are likely to be familiar with qualified candidates. These persons may include members of the Board, including members of the Committee, and management of the Company. The Committee may also determine to engage a professional search firm to assist in identifying qualified candidates, and where such a search firm is engaged, the Committee shall set its fees and scope of engagement.

As to each recommended candidate that the Committee believes merits consideration, the Committee will:

•	cause to be assembled information concerning the background and qualifications of the candidate, including information concerning the candidate required to be disclosed in the Company’s proxy statement under the rules of the Securities and Exchange Commission and any relationship between the candidate and the person or persons recommending the candidate;

•	determine if the candidate satisfies the minimum qualifications required by the Committee of candidates for election as director;

•	determine if the candidate possesses any of the specific qualities or skills that under the Committee’s policies must be possessed by one or more members of the Board;

•	consider the contribution that the candidate can be expected to make to the overall functioning of the Board; and

•	consider the extent to which the membership of the candidate on the Board will promote diversity among the directors.

It is appropriate for the Committee, in its discretion, to solicit the views of the Chief Executive Officer, other members of the Company’s senior management and other members of the Board regarding the qualifications and suitability of candidates to be nominated as directors. In its discretion, the Committee may designate one or more of its members (or the entire Committee) to interview any proposed candidate.

Based on all available information and relevant considerations, the Committee will select, a candidate who, in the view of the Committee, is most suited for membership on the Board.

In making its selection, the Committee will evaluate candidates proposed by stockholders under criteria similar to the evaluation of other candidates.

Qualifications for Directors

The Corporate Governance and Nominating Committee believes that members of the Company’s Board of Directors must posses certain basic personal and professional qualities in order to properly discharge their fiduciary duties to stockholders, provide effective oversight of the management of the Company and monitor the Company’s adherence to principles of sound corporate governance. It is therefore the policy of the Committee that all persons nominated to serve as a director of the Company should meet the following minimum qualifications:

Integrity. All candidates must be individuals of personal integrity and ethical character, and who value and appreciate these qualities in others.

Absence of Conflicts of Interest. Candidates should not have any interests that would materially impair his or her ability to (i) exercise independent judgment, or (ii) otherwise discharge the fiduciary duties owed as a director to the Company and its stockholders.

Fair and Equal Representation. Candidates must be able to represent fairly and equally all stockholders of the Company without favoring or advancing any particular stockholder or other constituency of the Company.

Achievement. Candidates must have demonstrated achievement in one or more fields of business, professional, governmental, communal, scientific or educational endeavor.

Oversight. Candidates are expected to have sound judgment, borne of management or policy-making experience (which may be as an advisor or consultant), that demonstrates an ability to function effectively in an oversight role.

Business Understanding. Candidates must have a general appreciation regarding major issues facing public companies of a size and operational scope similar to the Company. These include:

•	contemporary governance concerns;

•	regulatory obligations of a public issuer;

•	strategic business planning;

•	competition in a global economy; and

•	basic concepts of corporate finance.

Available Time. Candidates must have, and be prepared to devote, adequate time to the Board and its committees. It is expected that each candidate will be available to attend substantially all meetings of the Board and any committees on which the candidate will serve, as well as the Company’s annual meeting of stockholders, after taking into consideration their other business and professional commitments, including service on the boards of other companies.

Limited Exceptions. Under exceptional and limited circumstances, the Committee may approve the candidacy of a nominee who does not satisfy all of these requirements if it believes the service of such nominee is in the best interests of the Company and its stockholders.

In addition to the satisfaction of threshold criteria, the Committee will also consider the contributions that a candidate can be expected to make to the collective functioning of the Board based upon the totality of the candidate’s credentials, experience and expertise, the composition of the board at the time, and other relevant circumstances. In particular, the Committee will also consider whether:

•	at least a majority of the directors serving at any time on the Board are independent, as defined under the rules of the principal stock market on which the Company’s common shares are listed for trading;

•	at least three of the directors satisfy the financial literacy requirements required for service on the audit committee under the rules of the principal stock market on which the Company’s common shares are listed for trading;

•	at least one of the directors qualifies as an audit committee financial expert under the rules of the Securities and Exchange Commission;

•	at least some of the independent directors have experience as senior executives of a public or substantial private company; and

•	at least some of the independent directors have general familiarity with an industry or industries in which the Company conducts a substantial portion of its business or in related industries.

The Committee will also seek to promote through the nominations process an appropriate diversity on the Board of professional background, experience, expertise, perspective, age, gender, ethnicity and country of citizenship.

Attendance at Meetings

The Board of Directors held seven meetings during the fiscal year ended June 30, 2004. Except for Mr. Marchal, each incumbent director attended 75% or more of the aggregate of the total number of meetings of the Board of Directors from the time each such director was duly elected or appointed to serve as director in fiscal year 2004 and the total number of meetings held by all committees of the Board on which he served during such period. Mr. Marchal, who became a director in December 2003 after the 2003 annual meeting, attended two of the three remaining meetings held by the Board of Directors in fiscal 2004.

Each director of the Company is expected to be present at annual meetings of stockholders, absent exigent circumstances that prevents his or her attendance. Where a director is unable to attend an annual meeting in person, but is able to do so by electronic conferencing, the Company will arrange for the director’s participation by means where the director can hear, and be heard, by those present at the meeting. At last year’s annual meeting, each individual who at that time was serving as a member of the Board of Directors attended the meeting in person.

Compensation of Directors

All non-employee directors who remain as such as of the last day of any given fiscal quarter are issued quarterly, in arrears, within sixty days of the last day of each fiscal quarter, such number of shares of Common Stock as shall have a fair market value equal to $3,000, up to a maximum number of 4,000 shares with respect to any fiscal quarter. Such stock grants are fully vested at the time of grant. In addition, all non-employee directors who remain as such as of the last day of any given fiscal quarter are issued quarterly, in arrears, effective as of the last day of each fiscal quarter, a non-qualified stock option to acquire such number of shares of Common Stock (subject to restrictions and risk of forfeiture) as shall have a fair market value equal to $4,500, at a per share exercise price equal to the fair market value. The fair market value for the grant of stock or stock options to non-employee directors is equal to the average of the last reported trading price per share for the three trading days immediately prior to and including, if applicable, the 20th day of the last month of the fiscal quarter. All such options granted to non-employee directors become vested and exercisable in equal thirds on each of the first, second and third anniversaries of the date of grant; however a non-employee director’s options are subject to forfeiture if, prior to their vesting, the director voluntarily resigns (other than following certain defined “changes of control”). In addition, all non-employee directors are entitled to receive $1,000 for each meeting of the entire board, and $600 for each committee meeting, attended by them. Directors are all reimbursed for expenses reasonably incurred in connection with the performance of their duties. If the amendments to Memry Corporation’s Amended and Restated 1997 Long-Term Incentive Plan are approved by the shareholders, then the fair market value for subsequent grants of stock or stock options to non-employee directors will be equal to the last reported trading price on the last trading day of the applicable fiscal quarter. See “PROPOSAL NO. 2—AMENDMENTS TO MEMRY CORPORATION’S AMENDED AND RESTATED 1997 LONG-TERM INCENTIVE PLAN.”

Communications with the Board of Directors

The Board of Directors of the Company provides a process for shareholders to send communications to the Board, committees of the Board and individual directors. The manner in which shareholders can send such communications, and the Company’s process for determining which communications will be relayed to board members is included on the Company’s website, www.memry.com.

Code of Ethics

The Company has adopted a Code of Conduct and Ethics that applies to all members of the Board of Directors and to all officers and employees of the Company, including its principal executive officer, principal financial officer, principal accounting officer and controller. The Code is available on the Company’s website, www.memry.com, and print copies are available to any stockholder who makes a request to Memry Corporation, 3 Berkshire Boulevard, Bethel, Connecticut 06801, Attention: Robert P. Belcher, Secretary. The Code also serves as the Company’s “code of ethics,” as defined in Item 406(b) of Regulation S-K. In addition, except as otherwise may be required by AMEX listing standards, the Company intends to satisfy the disclosure requirements of Item 5.05 of Form 8-K regarding any amendment to, or waiver from, a provision of the Code that applies to the

Company’s principal executive officer, principal financial officer, principal accounting officer, controller or any person performing similar functions and relates to any element of the definition of “code of ethics” set forth in Item 406(b) of Regulation S-K by posting such information on its website, www.memry.com.

Executive Officers of the Company

The following table lists information regarding the current executive officers of the Company:

Name	Position	Age
James G. Binch	President and Chief Executive Officer	57
Robert P. Belcher	Senior Vice President—Finance and Administration, Chief Financial Officer, Secretary and Treasurer and Vice Chairman	56
Dean J. Tulumaris	Chief Operating Officer and Vice President	48
Dr. Ming H. Wu	Vice President—Office of Technology	49

Executive officers are elected until the next annual meeting of the Board of Directors and until their respective successors are elected and qualified. Information with respect to Messrs. Binch and Belcher are set forth above.

Dean J. Tulumaris was first employed by the Company on August 12, 2002. From that time through May 2004, he served as the Company’s Vice President—Operations and General Manager. Since May 2004, he has served as Chief Operating Officer and Vice President. Prior to joining the Company, Mr. Tulumaris was the Vice President and General Manager of Medsource Corporation’s Plastic Division from 2000 to 2002. From 1999 to 2000 he served as Vice President of Eastern Operations for Reynolds & Reynolds, a manufacturer and distributor of printed-paper labels in Dayton, Ohio. From 1996 to 1999, Mr. Tulumaris was the Director of Ohio Operations for Rubbermaid, Inc. Mr. Tulumaris holds a B.A. in Business Economics and an M.B.A. in Operations from Lewis University.

Dr. Ming H. Wu has served the Company since March 2000 as Vice President—Office of Technology. From July 1, 1998, he has served the Company as Vice President and General Manager—Eastern Operations. From January 16, 1998 through June 30, 1998, Dr. Wu was Vice President of Engineering of Eastern Operations and from September 1, 1996 through January 15, 1998, he served as Director of Engineering. From July 1, 1987 through August 31, 1996, Dr. Wu served the Company as Chief Metallurgist. Prior to his employment at the Company, Dr. Wu was Adjunct Research Professor at Naval Postgraduate School in Monterey, California. Dr. Wu holds an M.S. degree and a Ph.D. degree in Materials Science and Engineering from the University of Illinois-Champaign-Urbana.

Executive Compensation

The following table sets forth certain information for the fiscal years ended June 30, 2004, 2003 and 2002 regarding the total remuneration paid to the Company’s chief executive officer and its other executive officers.

Summary Compensation Table

							Long-Term Compensation Awards		All Other Compensation
	Fiscal Year	Annual Compensation					Shares of Common Stock Underlying Options (#)
Name & Principal Position		Salary		Bonus
James G. Binch President and Chief Executive Officer	2004 2003 2002	$ $ $	284,500 278,077 270,483	$ $ $	0 139,590 25,000	(8)	115,000 115,000 115,000	(1) (1) (1)	$ $ $	36,000 36,000 28,500	(2) (2) (2)

Robert P. Belcher Senior Vice President—Finance and Administration, Chief Financial Officer, Secretary and Treasurer and Vice Chairman	2004 2003 2002	$ $ $	200,900 198,649 185,000	$ $ $	0 71,473 36,511	(8)	40,000 40,000 140,000	(3) (3) (3)	$ $ $	6,000 6,000 5,631	(4) (4) (4)

Dean J. Tulumaris Chief Operating Officer and Vice President	2004 2003	$ $	195,062 139,554	$ $	20,000 0	(8)	100,000 85,000	(5) (5)	$ $	6,000 3,554	(6) (6)

Dr. Ming H. Wu Vice President—Office of Technology	2004 2003 2002	$ $ $	151,414 149,655 141,490	$ $ $	0 39,874 20,258	(8)	25,000 25,000 25,000	(7) (7) (7)	$ $ $	0 0 0

(1)	With respect to the 115,000 options granted in fiscal 2002, 57,500 are exercisable and 57,500 become exercisable in equal installments on May 28 of each of 2005 and 2006 at an exercise price of $2.20 per share. With respect to the 115,000 options granted in fiscal 2003, 28,750 are exercisable and 86,250 become exercisable in equal installments on May 21, 2004, 2005 and 2006. The 115,000 options granted in fiscal 2004 become exercisable in equal installments on May 18 of each of 2005, 2006, 2007 and 2008 at an exercise price of $1.74 per share.
(2)	Mr. Binch received a $6,000 car allowance in each of fiscal 2002 2003 and 2004. Mr. Binch received three payments of $7,500 in fiscal 2002 and four payments of $7,500 in each of fiscal years 2003 and 2004, all of which are intended to be invested by Mr. Binch at his discretion for retirement planning.
(3)	With respect to 100,000 of the aggregate 140,000 options granted to Mr. Belcher in fiscal 2002, 75,000 are currently exercisable and 25,000 become exercisable on October 17, 2005 at an exercise price of $0.91 per share. Of the remaining 40,000 options, 20,000 are currently exercisable and 20,000 become exercisable in equal installments on May 28 of each of 2005 and 2006 at an exercise price of $2.20 per share. With respect to the 40,000 options granted in fiscal 2003, 10,000 are exercisable and 30,000 become exercisable in equal installments on May 21 of each of 2005, 2006 and 2007 at an exercise price of $1.03 per share. The 40,000 options granted in fiscal 2004 become exercisable in equal installments on May 18 of each of 2005, 2006, 2007 and 2008 at an exercise price of $1.74 per share.
(4)	Mr. Belcher received car allowances of, $5,631 in fiscal 2002 and $6,000 in each of fiscal 2003 and 2004 respectively.
(5)	With respect to 60,000 of the aggregate 85,000 options granted to Mr. Tulumaris in fiscal 2003, 15,000 are currently exercisable, and 45,000 become exercisable in equal installments on November 6 of each of 2004, 2005 and 2006 at an exercise price of $1.47 per share. Of the remaining 25,000 options, 6,250 are currently exercisable, and 18,750 become exercisable in equal installments on May 21 of each of 2005, 2006 and 2007 at an exercise price of $1.03 per share. The 100,000 options granted in fiscal 2004 become exercisable in equal installments on May 18 of each of 2005, 2006, 2007 and 2008 at an exercise price of $1.74 per share.

(6)	Mr. Tulumaris received car allowances of $3,554 and $6,000 in fiscal 2003 and 2004, respectively.
(7)	With respect to the 25,000 options granted to Dr. Wu in fiscal 2002, 12,500 are exercisable and 12,500 become exercisable in equal installments on May 28 of each of 2005 and 2006 at an exercise price of $2.20 per share. With respect to the 25,000 options granted to Dr. Wu in fiscal 2003, 6,250 are exercisable and 18,750 become exercisable in equal installments on May 21 of each of 2005, 2006 and 2007 at an exercise price of $1.03 per share. The 25,000 options granted in fiscal 2004 become exercisable in equal installments on May 18 of each of 2005, 2006, 2007 and 2008 at an exercise price of $1.74 per share.
(8)	Does not include discretionary bonuses paid to Messrs. Binch ($69,498), Belcher ($36,938), Tulumaris ($25,543) and Wu ($20,988) in fiscal 2005 after a review of 2004 performance.

Option/SAR Grants In Last Fiscal Year

Individual Grants						Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term
Name	Number of Shares of Common Stock Underlying Unexercised Options/SARs Granted (#)		Percent of Total Options/SARs Granted to Employees in Fiscal Year(1)	Exercise or Base Price ($/Share)	Expiration Date	5% ($)	10% ($)
James G. Binch	115,000/0	(2)	13.03%	$1.74	5/18/14	$125,842	$319,908
Robert P. Belcher	40,000/0	(2)	4.53%	$1.74	5/18/14	$43,771	$110,924
Dean Tulumaris	100,000/0	(2)	11.33%	$1.74	5/18/14	$109,428	$277,311
Dr. Ming H. Wu	25,000/0	(2)	2.83%	$1.74	5/18/14	$27,357	$69,328

(1)	Assumes full vesting of options.
(2)	The options vest in equal installments on May 18 of each of 2005, 2006, 2007 and 2008.

Aggregated Option/SAR Exercises in Last

Fiscal Year and FY-End Option/SAR Values

Name	Shares Acquired on Exercise	Value Realized	Number of Shares of Common Stock Underlying Unexercised Options/SARs at FY-End (#) Exercisable/Unexercisable(1)	Value of Unexercised In-the-Money Options/ SARs at FY-End ($) Exercisable/Unexercisable(2)
James G. Binch	0	0	859,130/258,750	$50,112/$54,337
Robert P. Belcher	0	0	257,999/150,001	$60,559/$62,001
Dean J. Tulumaris	0	0	21,250/163,750	$6,787/$20,362
Dr. Ming H. Wu	0	0	113,699/62,501	$16,757/$15,313

(1)	Amounts reflect the status of outstanding options as of June 30, 2004.
(2)	Based on the closing price per share of the Company’s Common Stock of $1.66 on June 30, 2004, the last trading day of the Company’s fiscal year ended June 30, 2004.

Employment Agreements

Effective September 8, 2004, the Company and Mr. Binch entered into a new Employment Agreement that is intended to cover Mr. Binch’s employment until the time of his retirement and the appointment of a successor President and Chief Executive Officer of the Company. The initial term of the 2004 agreement ends on December 31, 2005, which then automatically renews for successive one-year periods unless or until Mr. Binch or the Company gives notice of his or its intention not to renew. The agreement entitles Mr. Binch to receive (i) an annual base salary of $300,000; (ii) additional compensation in the form of an annual bonus determined by and in the sole discretion of the Board of Directors of the Company; (iii) an automobile allowance of $500 per month; (iv) up to $7,500 per calendar quarter towards retirement and/or deferred compensation benefits; and (v) certain other fringe benefits and perquisites as set forth in the agreement.

The 2004 agreement also provides that if Mr. Binch’s employment is terminated (a) by the Company without cause (including by the Company determining not to renew the term at a time that cause does not then exist), or (b) by Mr. Binch for “Good Reason”, Mr. Binch would become entitled to (i) bi-weekly payments equal to his bi-weekly salary payments for two years from the date of termination, (ii) bonuses for the fiscal years ending during such period equal in each year to 50% of the sum of the annual bonuses he received with respect to the two fiscal years ending immediately prior to the date of termination and (iii) during such period, continued quarterly payments for retirement and/or deferred compensation benefits. “Good Reason” is defined to mean (x) the failure by the Company to observe or comply with any provision of the agreement (if such failure has not been cured within thirty (30) days after written notice of same has been given to the Company), or (y) a material diminution in the position, duties and/or responsibilities of Mr. Binch upon or following a “Change of Control of the Company” (as defined in the agreement).

Pursuant to the 2004 agreement, revisions were also made to certain existing option agreements between Mr. Binch and the Company such that in the event of termination of Mr. Binch’s employment for any reason other than for cause, (i) each outstanding option held by Mr. Binch as of September 8, 2004 that is not an incentive stock option and that remains unexercised, but vested, at the time of termination shall terminate upon the tenth anniversary of grant of such option and that (ii) each outstanding option held by Mr. Binch as of September 8, 2004 that is an incentive stock option shall be amended to provide that each such vested option shall be deemed to no longer be an incentive stock option, but shall not terminate until the tenth anniversary of grant of such option (it being further agreed and understood that any options described above which remain unvested at the time of termination will, by their terms, terminate at such time).

The prior employment agreement between the Company and Mr. Binch, which had been effective since January 1, 2000, expired on December 31, 2003, after the Company had notified Mr. Binch that it would not renew that agreement for the one year period that would have commenced on January 1, 2004. During the portion of calendar 2004 in which the new employment agreement was being negotiated, Mr. Binch was paid salary at the rate of $286,000 per annum through June 30 2004, and at the rate of $300,000 from July 2004 through the date that the new agreement became effective, and received other payments and benefits substantially the same as those to which he had been entitled under the prior agreement.

Effective July 21, 2004, the Company entered into an Amended and Restated Employment Agreement with Mr. Belcher in substitution for an employment agreement which had been in place since September 2001. Pursuant to the 2004 agreement, Mr. Belcher serves in the capacities of Vice Chairman, Senior Vice President, Finance and Administration, Chief Financial Officer, Treasurer and Corporate Secretary. The initial term of the 2004 agreement ends on August 31, 2005, which then automatically renews for successive one-year periods unless or until Mr. Belcher or the Company gives notice of his or its intention not to renew. The agreement entitles Mr. Belcher to receive (i) an annual base salary of $214,000; (ii) 100,000 incentive stock options, vesting in four equal annual installments beginning on July 21, 2005, at an exercise price equal to $1.40 per share; (iii) additional compensation in the form of an annual target bonus equal to 50% of the annual base salary and/or stock option grants determined by and in the sole discretion of the Board of Directors of the Company; (iv) an automobile allowance of $500 per month; (v) up to $15,000 per year towards retirement and/or deferred compensation benefits; and (vi) certain other fringe benefits and perquisites as set forth in the agreement. Pursuant to his employment agreement as in effect immediately prior to the effectiveness of the new agreement, Mr. Belcher was being paid salary at the rate of $195,000 per annum and his target bonus was based on 45% of base salary.

If the Company elects not to renew the 2004 employment agreement as of the end of any term, then the Company shall be required to pay to Mr. Belcher his base salary for a period of fifteen (15) months following the termination of the employment agreement, as and when the same would otherwise be due, and an amount equal to 125% of his target bonus, as then in effect, in one lump sum, unless such non-renewal by the Company is for cause.

The 2004 agreement also provides that if Mr. Belcher’s employment is terminated (a) by the Company without cause (other than at the end of any term), or (b) by Mr. Belcher for “Good Reason”, Mr. Belcher would become entitled to a lump-sum payment equal to the sum of (i) 125% of his annual salary at the rate in effect immediately prior to the date of termination, plus (ii) 125% of the amount of the target cash bonus for Mr. Belcher for the fiscal year that the termination occurs. “Good Reason” is defined to mean (x) the failure by the Company to observe or comply with any provision of the agreement (if such failure has not been cured within 10 days after written notice of same has been given to the Company), (y) a material diminution in the position, duties and/or responsibilities of Mr. Belcher upon or following a “Change of Control of the Company” (as defined in the agreement), provided that Mr. Belcher elected to terminate the agreement on that basis not later than two years following the date of such Change of Control, or (z) or the relocation of Mr. Belcher’s principal place of business to a location more than 60 miles from both Bethel, Connecticut and Easton, Connecticut, without his consent. In the event of a termination as described above, all incentive and non-qualified stock options then held by Mr. Belcher that were still subject to any vesting requirements would have such vesting requirements terminated (such that all such options would then become immediately exercisable), to the extent allowable under the provisions of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder, and the plans pursuant to which the same were granted.

Effective May 18, 2004, the Company entered into an Amended and Restated Employment Agreement with Mr. Tulumaris in substitution for an employment agreement which had been in place since May 2003. Pursuant to the 2004 agreement, Mr. Tulumaris serves as Chief Operating Officer of the Company. The initial term of the 2004 agreement ends on May 17, 2005, which then automatically renews for successive one-year periods unless or until Mr. Tulumaris or the Company gives notice of his or its intention not to renew. The agreement entitles

Mr. Tulumaris to receive (i) an annual base salary of $180,000; (ii) 100,000 incentive stock options, vesting in four equal annual installments beginning on May 18, 2005, at an exercise price equal to $1.74 per share; (iii) a one-time cash bonus of $20,000, (iv) additional compensation in the form of an annual target bonus equal to 45% of the annual base salary and/or stock option grants determined by and in the sole discretion of the Board of Directors of the Company; (v) an automobile allowance of $500 per month; and (vi) certain other fringe benefits and perquisites as set forth in the agreement. Pursuant to his employment agreement as in effect immediately prior to the effectiveness of the new agreement, Mr. Tulumaris was being paid salary at the rate of $168,000 per annum and his target bonus was based on 35% of base salary.

If the Company elects not to renew the employment agreement at the end of any one-year term, then the Company shall pay to Mr. Tulumaris his base salary for a period of six (6) months following the termination of the employment agreement, as and when the same would otherwise be due, and an amount equal to 50% of his target bonus, as then in effect, in one lump sum, unless such non-renewal by the Company is for cause.

Mr. Tulumaris’s agreement also provides that if his employment is terminated (a) by the Company without cause (other than at the end of any term), or (b) by Mr. Tulumaris for “Good Reason”, Mr. Tulumaris would become entitled to a lump-sum payment equal to the sum of (i) 50% of his annual salary at the rate in effect immediately prior to the date of termination, plus (ii) 50% of the bonus otherwise payable for the fiscal year during which termination occurs. “Good Reason” is defined to mean (x) the failure by the Company to observe or comply with any provision of the agreement (if such failure has not been cured within 10 days after written notice of same has been given to the Company), or (y) a material diminution in the position, duties and/or responsibilities of Mr. Tulumaris upon or following a “Change of Control of the Company” (as defined in the agreement), provided that Mr. Tulumaris elected to terminate the agreement on that basis not later than two years following the date of such Change of Control.

On March 1, 2003, the Company entered into an Amended and Restated Employment Agreement with Dr. Ming H. Wu. Pursuant to the agreement, Dr. Wu serves in the capacity of Vice President—Office of Technology. The agreement is a one-year employment agreement, which automatically renews for successive one-year periods unless or until Dr. Wu or the Company gives notice of his or its intention not to renew. Pursuant to this provision, the term of the agreement has most recently been automatically renewed through February 28, 2005. The employment agreement entitles Dr. Wu to receive (i) an annual base salary of $150,000, (ii) additional compensation in the form of an annual target bonus of 35% of Dr. Wu’s annual base salary and/or stock option grants, determined by and in the sole discretion of the Board of Directors of the Company; and (iii) certain other fringe benefits and perquisites as set forth in the agreement. In July of 2003, Dr. Wu’s salary was increased from $150,000 to $151,471, and in July 2004, his salary was increased to $156,015.

If the Company elects not to renew the employment agreement at the end of any one-year term, then the Company shall pay to Dr. Wu his base salary for a period of twelve (12) months following the termination of the employment agreement, as and when the same would otherwise be due, and an amount equal to 50% of his target bonus, as then in effect, in one lump sum, unless such non-renewal by the Company is for cause.

Dr. Wu’s agreement also provides that if his employment is terminated (a) by the Company without cause (other than at the end of any term), or (b) by Dr. Wu for “Good Reason”, Dr. Wu would become entitled to a lump-sum payment equal to the sum of (i) 100% of his annual salary at the rate in effect immediately prior to the date of termination, plus (ii) 50% of the bonus otherwise payable for the fiscal year during which termination occurs. “Good Reason” is defined to mean (x) the failure by the Company to observe or comply with any provision of the agreement (if such failure has not been cured within 10 days after written notice of same has been given to the Company), or (y) a material diminution in the position, duties and/or responsibilities of Dr. Wu upon or following a “Change of Control of the Company” (as defined in the agreement), provided that Dr. Wu elected to terminate the agreement on that basis not later than two years following the date of such Change of Control.

Each of the employment agreements described above also contains substantially similar provisions with respect to termination in the event of the death or due to the disability of the employee. In the event of a termination upon the death of any such employee, his employment shall terminate effective at the time of death; provided, however, that such termination shall not result in the loss of any benefit or rights which he may have accrued through the date of his death. If his employment is terminated prior to the expiration of the term due to his death, the Company shall make a severance payment to the employee or his legal representatives equal to his regular salary payments through the end of the month in which such death occurs. In addition, the Company shall make a severance payment to the employee or his legal representative equal to his target bonus, pro rated for the portion of such fiscal year completed prior to his death; provided, however, that such pro rated portion of his target bonus shall be paid following the completion of such fiscal year at the time similar bonuses are paid to other employees of the Company. If one of the employees becomes disabled (as described in his employment agreement), his employment may be terminated, at the Company’s option, at the end of the calendar month during which his disability is determined; provided, however, that such termination shall not result in the loss of any benefits or rights which such employee may have accrued through the date of his disability. If the employee’s employment is terminated prior to the expiration of the term due to his disability, the Company shall make a severance payment to him or his legal representative equal to his regular salary payments for a period of six (6) months from the date of such termination or, if sooner, until payments begin under any disability insurance policy maintained by the Company for such employee’s benefit.

Certain Relationships and Transactions

Effective September 8, 2004, the Company entered into a new Employment Agreement with James G. Binch, effective July 21, 2004, the Company entered into an Amended and Restated Employment Agreement with Robert P. Belcher, and effective May 18, 2004, the Company entered into an Amended and Restated Employment Agreement with Dean J. Tulumaris. For a description of the terms of these agreements, see “PROPOSAL NO. 1—ELECTION OF DIRECTORS—Employment Agreements”.

Audit Committee Report

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors of the Company. Management of the Company has the primary responsibility for the financial statements and the reporting process of the Company including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2004 with management, including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the consolidated financial statements.

The Audit Committee reviewed with Deloitte & Touche LLP (“D&T”), the Company’s independent registered public accounting firm responsible for expressing an opinion on the conformity of those audited consolidated financial statements with accounting principles generally accepted in the United States of America, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee by Statement on Auditing Standards Board Standard No. 61, as amended, “Communication with Audit Committees”. In addition, the Audit Committee discussed with the independent registered public accounting firm their independence from management and the Company, including the matters in the written disclosures and the letter required by the Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and considered the compatibility of nonaudit services with the firm’s independence.

The Audit Committee discussed with the Company’s management and independent registered public accounting firm the overall scope and plans for the Company’s annual audits. The Audit Committee met with the independent registered public accounting firm to discuss the results of their audits along with management’s responses to significant matters. Also, the Audit Committee discussed with management and the independent registered public accounting firm the integrity, adequacy and effectiveness of the Company’s financial reporting processes and accounting and financial controls. The Audit Committee held five meetings during the fiscal year ended June 30, 2004.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors of the Company (and the Board of Directors of the Company has approved) that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended June 30, 2004 for filing with the Securities and Exchange Commission.

Subsequent to the filing of the Annual Report on Form 10-K for the year ended June 30, 2003, the Audit Committee recommended that the firm of McGladrey & Pullen, LLP be replaced with the firm of Deloitte & Touche LLP, and such replacement was made. See “Independent Registered Public Accounting Firm” below.

By the Audit Committee of the Board of Directors:

W. Andrew Krusen, Jr.

Jack H. Halperin, Esq.

Dr. Andrew L. Lux

Compensation Committee Report on Executive Compensation

General

The goals of the Company’s executive compensation program are as follows: (i) to attract and retain executives and to provide fair compensation to them taking into account the responsibilities undertaken by them; (ii) to motivate the Company’s executives to achieve the Company’s business strategy; and (iii) to align the interests of the Company’s executives and stockholders through the granting of options under the Stock Option Plan. The principal components of the Company’s executive officer compensation program are base salary, annual cash bonuses and stock options. The Company’s two stock option plans are administered by Messrs. Coady and Halperin and Dr. Snape, as described below. Certain of the Company’s executive officers also receive additional forms of compensation as described in the Summary Compensation Table and the footnotes thereto. For fiscal year 2004, the Compensation Committee made decisions with respect to the compensation of executive officers of the Company.

Base Salary

Base salaries for the Company’s executive officers are determined, in part, through general geographic market conditions and comparisons with companies in the same or similar industries and other companies with which the Company competes for personnel. Additionally, other factors are considered such as individual experience and performance and the overall performance of the Company. Each executive’s base salary is reviewed on an annual basis and may be adjusted, consistent with the terms of any applicable employment agreement, based on (i) the individual’s contribution to the Company over the preceding year; (ii) a change in the individual’s responsibilities over the preceding year; (iii) any change in median competitive pay levels; or (iv) a general increase in the cost of living.

Annual Cash Bonuses

Annual cash bonuses are paid to the Company’s executive officers based upon both the performance of the Company in the prior year and the performance of the executive officer, such performance measured against criteria that are established by the Compensation Committee and communicated to the executives during the fiscal year. The Compensation Committee also makes a tentative determination early in the fiscal year as to the aggregate amount of bonuses that will be paid to the Company’s employees at the end of the fiscal year based upon various results of the Company (usually based upon pre-tax income, but possibly adjusted for certain matters). Then, following the end of the fiscal year, the Compensation Committee determines the bonuses paid to the Company’s executives with respect to the prior fiscal year.

Equity Incentives

The Compensation Committee believes that executive officers’ pay mix should emphasize equity incentives. Consequently, equity compensation for the Company’s executive officers is normally targeted at the 75th percentile of the competitive market. The Compensation Committee believes that equity compensation should be emphasized in the compensation of executive officers because it is directly linked to the interests of the Company’s shareholders. The Company’s equity incentives to executive officers have been primarily in the form of stock option grants. Stock options are generally issued at an exercise price of fair market value on the date of grant, and usually vest ratably over four years. Such stock options generally become valuable only if the executive officer receiving the same continues in the employ of the Company and the stock price of the Company’s Common Stock subsequently increases.

Compensation of Chief Executive Officer

In determining the salary, bonus and options to be granted to the Company’s Chief Executive Officer in fiscal year 2004, the Compensation Committee attempted to follow the policies for executive compensation described above. By virtue of his employment agreement with the Company entered into in an earlier fiscal year, Mr. Binch entered the fiscal year with a base salary of $286,000, which salary was not increased during fiscal 2004, and based on fiscal 2003 performance and the uncertain status of Mr. Binch’s employment agreement, the Committee did not give serious consideration to making any such increase. Mr. Binch did not receive a bonus in fiscal 2004 with respect to the Company’s or his performance in fiscal 2003. In determining not to approve any such bonus, the Compensation Committee met with Mr. Binch to evaluate his performance, the Company’s performance in fiscal 2003 and the performance of the Company’s other executive officers. The Compensation Committee determined not to award Mr. Binch a bonus in light of the Company’s performance as well Mr. Binch not having met certain objectives that the Committee had set for him. In fiscal year 2004, the Compensation Committee did approve the issuance to Mr. Binch of 115,000 stock options at a price of $1.74 per share based upon company-wide guidelines.

In July of 2003, the Compensation Committee recommended to the full Board of Directors that Mr. Binch be informed that the Company would not renew his employment agreement for the period commencing on January 1, 2004 and terminating on December 31, 2004. Based on such action, Mr. Binch’s employment agreement did terminate on December 31, 2003. The Compensation Committee took this action in order to commence negotiations with Mr. Binch towards a new contract. Effective September 8, 2004, the Company and Mr. Binch entered into a new Employment Agreement that provided for the terms set forth above. The primary purpose of the contract was to provide Mr. Binch with appropriate severance benefits, allowing him to perform his duties without needing to worry about the Board of Directors effecting a change in management, and without binding the Company to terms that would prevent it from making a change in the Company’s Chief Executive Officer should such action become warranted in the future. In addition, both Mr. Binch and the Company felt that the level of severance benefits provided in the contract was fair given Mr. Binch’s long history of service to the Company.

Tax Deductibility

Section 162(m) of the Code disallows a federal income tax deduction to any publicly held corporation for compensation paid in excess of $1 million in any taxable year to an individual who is the chief executive officer or any of the four most highly compensated executive officers (other than the chief executive officer) employed by such corporation (or a member of its affiliated group) on the last day of such taxable year, but does allow a deduction for “performance-based compensation” the material terms of which are disclosed to and approved by stockholders. The Company believes its current compensation programs meet the requirements to qualify for compensation to be deductible for federal income tax purposes. In the future, it is the Company’s intent to modify, when necessary, compensation plans for the Company’s executive officers so that the Company’s federal tax deduction is maximized. Because the Company believes that the use of prudent judgment in determining pay levels is in the best interests of the Company and its stockholders, under some circumstances it may determine to pay amounts of compensation that may not be fully deductible. The Company reserves the right to use prudent judgment in establishing compensation policies to attract and retain qualified executives to manage the Company and to reward such executives for outstanding performance, while taking into consideration the financial impact of such actions on the Company.

By the Compensation Committee of the Board of Directors:

Kempton J. Coady, III

Dr. Edwin Snape

Michel de Beaumont

Compensation Committee Interlocks and Insider Participation

Mr. Coady and Dr. Snape served on the Compensation Committee during the fiscal year ended June 30, 2004. Mr. Halperin served on the Compensation Committee until May 18, 2004, and Mr. de Beaumont has served on the Compensation Committee since that time. None of those individuals has ever served as an officer or employee of the Company. No interlocking relationship existed during fiscal 2004 between the Company’s Board of directors or Compensation Committee and the board of directors or compensation committee of any other company.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires directors, executive officers and 10% beneficial owners of the Company’s Common Stock to file certain reports concerning their ownership of the Company’s equity securities. Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company during its most recently completed fiscal year, and Forms 5 and amendments thereto furnished to the Company with respect to its most recently completed fiscal year, no person who, at any time during the fiscal year, was a director, officer or beneficial owner of 10% or more of the Company’s Common Stock failed to file on a timely basis, as disclosed on such forms, reports required by Section 16(a) of the Exchange Act.

Performance Graph

PROPOSAL NO. 2—AMENDMENTS TO MEMRY CORPORATION’S AMENDED AND

RESTATED 1997 LONG-TERM INCENTIVE PLAN

On September 29, 2004, the Compensation Committee of the Company’s Board of Directors adopted amendments (the “Plan Amendments”) to the Memry Corporation Amended and Restated 1997 Long-Term Incentive Plan (the “Plan”) to (A) increase the number of shares subject to awards granted under the Plan from 4,000,000 shares to 6,000,000 shares and (B) to change the basis for determining the fair market value of shares for awards granted to non-employee directors from the average of the last reported trading prices on the three trading days immediately prior to and including, if applicable, the 20th day of the last month of the fiscal quarter, to the last reported trading price on the last trading day of the applicable fiscal quarter. The purpose of the second amendment is to align the determination of fair market value with the date of grant for financial accounting purposes to remove the potential for earnings charges with respect to future awards. Such earnings charges result when the trading prices of the Common Stock for purposes of determining the option exercise price are less than the trading price on the date of grant. The Company established the prior mechanism for determining the option exercise prices to facilitate compliance with changes in the securities laws. Since that date, the Company has streamlined its procedures to enable compliance with the securities laws on an expedited basis. A copy of the Plan, as amended by the Plan Amendments, is attached hereto as Exhibit A. The Plan Amendments are both subject to stockholder approval. The following summary description of the Plan, which reflects the Plan Amendments, is qualified in its entirety by reference to Exhibit A.

Purpose

The purposes of the Plan are to advance the long-term interests of the Company by motivating key employees with the opportunity to obtain an equity interest in the Company, and to attract and retain key employees upon whose performance the success of the Company largely depends. Under the terms of the Plan, the Committee (as defined below) may grant stock options, stock appreciation rights, limited stock appreciation rights, restricted stock awards and/or performance shares to key employees of the Company, and shall grant shares of Common Stock and options to non-employee directors as set forth in the Plan.

The Plan became effective on December 10, 1997. The Plan Amendments, if approved by the Company’s stockholders, will be effective commencing upon such approval.

Number of Shares

The Plan provides that 6,000,000 shares of Common Stock will be available in the aggregate for the grant of stock options, stock appreciation rights, limited stock appreciation rights, restricted stock awards, grants to non-employee directors and/or performance shares from time to time. The market value of such 6,000,000 shares of Common Stock, based upon the closing trade price per share on October 15, 2004, being $2.16, is $12,960,000. No more than 300,000 shares of Common Stock subject to the Plan may be awarded in any year to any participant in the Plan.

These numbers are subject to adjustment to reflect certain distributions of shares of stock and certain stock changes such as stock dividends, stock splits and share exchanges. Shares of Common Stock available for issuance under the Plan may be authorized but unissued treasury shares. Shares of Common Stock covered by lapsed, cancelled, surrendered or terminated options or other awards will be available again for grant under the Plan.

As of October 15, 2004, if the shareholders approve the Plan Amendments, 2,726,024 shares will remain available for issuance under the Plan. If the shareholders do not approve the Plan Amendments, 726,024 shares will remain available for issuance under the Plan.

Administration; Eligibility

The Plan is administered by a committee (the “Committee”) composed of not less than two directors, each of whom shall be a “Non-Employee Director” described in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, and shall come within the parameters of Treasury Regulation Section 1.162.27(e)(3)(i) (such individuals, “Non-Employee Directors”). Members of the Committee are appointed by and will serve at the pleasure of the Board of Directors. The present members of the Committee are Dr. Snape and Messrs. Coady and de Beaumont. Except with respect to Non-Employee Directors, the selection of the participants in the Plan and the extent of the participation of each will be determined by the Committee. Such participants will be employees of the Company and its subsidiaries whose performance, as determined by the Committee, can have an effect on the growth, profitability and success of the Company. As of today, the Company has approximately 212 employees, as well as seven Non-Employee Directors, who will be eligible to participate in the Plan. Upon the conclusion of the Annual Meeting, if the Company’s proposed slate of directors is elected, the Company will have six Non-Employee Directors.

Stock Options

The Committee may grant a participant the option to purchase shares of Common Stock of the Company through incentive stock options qualified under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) or options not qualified under Section 422 of the Code (“non-qualified stock options”) or a combination of both. Incentive stock options must be granted at not less than 100% of the fair market value of the underlying Common Stock on the date the option is granted, and at not less than 110% of such fair market value if granted to an employee who, at the time of grant, owns stock having more than 10% of the total combined voting power of all classes of stock of the Company (a “Ten Percent Stockholder”). However, in the Committee’s sole discretion, non-qualified stock options may be granted at less than fair market value. Upon exercise, the option price is to be paid in full in cash, in shares of Common Stock, in such other consideration as the Committee may deem appropriate, or through an arrangement with a broker. Options will be exercisable in whole or in such installments and at such times as may be determined by the Committee, provided that no stock option may be exercisable more than ten years after the date of its grant, and with respect to an incentive stock option granted to a Ten Percent Stockholder, no such incentive stock option may be exercisable more than five years after the date of its grant.

Stock Appreciation Rights

The Committee may grant key employees the right to receive a payment equal to the appreciation in market value of a stated number of shares of Common Stock from the date of the agreement granting the stock appreciation right (the “base price”) to its date of exercise. These stock appreciation rights may or may not be granted in tandem with stock options.

Stock appreciation rights granted in tandem with stock options will be exercisable only to the extent the related stock option is exercisable and upon exercise of such a tandem stock appreciation right, the related stock option shall be canceled to the extent of the number of stock appreciation rights exercised. The base price for a tandem stock appreciation right that is not a limited stock appreciation right as described in the following paragraph will be determined by the Committee, but it must not be less than the exercise price of the related stock option.

Free-standing stock appreciation rights will be exercisable at the time or times determined by the Committee. The base price for a free-standing stock appreciation right will be determined by the Committee, but it must not be less than the fair market value of the Common Stock on the date of the grant of the stock appreciation right.

Limited Stock Appreciation Rights

The Committee may grant key employees the right to receive a payment in cash equal to the appreciation over the base price by the greater of either the highest price of shares of Common Stock paid in connection with a change in control or the highest average closing bid and ask price of the shares of Common Stock during the 60 days prior to the change in control. These limited stock appreciation rights may only be granted in tandem with a stock option or stock appreciation right, but may be granted at the time such option or stock appreciation right is granted or at any time thereafter. Limited stock appreciation rights are exercisable in full for a period of seven months following the date of a change in control.

If limited stock appreciation rights are exercised, the stock options and stock appreciation rights to which they are attached can no longer be exercised. If the stock options or stock appreciation rights are exercised or terminated, the related unexercised limited stock appreciation rights are simultaneously canceled.

Restricted Stock Awards

The Committee may award restricted stock to key employees of the Company with such terms, conditions, restrictions or limitations as the Committee deems appropriate (including, in the discretion of the Committee, without payment of consideration by the participant). While the restrictions are in effect, the Committee may permit a participant the right to vote shares and the right to receive any dividends. Restricted stock awards may be evidenced by stock certificates, book-entry registrations or in such other manner as the Committee determines.

Grants to Non-Employee Directors

The Plan currently provides that all Non-Employee Directors who remain as such on the last day of any given fiscal quarter will be issued quarterly, in arrears, such number of shares of Common Stock as have a fair market value equal to $3,000 and the maximum number of shares granted to any Non-Employee Director with respect to any fiscal quarter shall be 4,000, with such fee being pro rated for any director who serves for less than a full fiscal quarter. Shares granted to Non-Employee directors will be fully vested at the time of grant.

In addition, each Non-Employee Director who remains as such on the last day of any given fiscal quarter shall be issued quarterly, in arrears, effective as of the last day of each fiscal quarter, a Non-qualified Stock Option to acquire such number of shares (subject to restrictions and risk of forfeiture) as shall have a fair market value equal to $4,500, at a per share exercise price equal to the fair market value, with such number of shares subject to such Option being pro-rated for any Non-Employee Director who serves as such for less than such full fiscal quarter. All such Options granted to Non-Employee Directors will become vested and exercisable in equal thirds on each of the first, second and third anniversaries of the date of grant; provided, that a Non-Employee Director’s unvested Options shall be forfeited in the event of a voluntary resignation of such Non-Employee Director, but excluding a voluntary resignation within one year of a “change of control”.

For purposes of equity granted to Non-Employee Directors, a “change of control” is defined as (i) any merger or consolidation or other corporate reorganization of the Company in which the Company is not the surviving entity; or (ii) any sale of all or substantially all of the Company’s assets, in either a single transaction or a series of transactions; or (iii) a liquidation of all or substantially all of the Company’s assets; or (iv) if there is a change within one twelve-month period of a majority of the directors constituting the Company’s Board of Directors at the beginning of such twelve-month period; or (v) if a single person or entity, or a related group of persons or entities, at any time beneficially owns 25% or more of the Company’s outstanding voting securities; unless, with respect to clause (iv), the change of directors is approved by the Board of Directors as constituted prior to such change and no event described in clause (v) has occurred.

For the purposes of the foregoing, the Plan provides that the fair market value of a share shall be the last reported trading price on the date of determination, which date will be the last trading day of the applicable fiscal quarter.

Performance Shares

The Committee may grant performance shares to employees, which will entitle such employee to convert the performance shares into shares of Common Stock, into cash or into a combination thereof, as determined by the Committee, if pre-determined performance targets or goals are met. Performance goals may include, but not be limited to, one or more of the following: operating earnings, net earnings, return on equity, income, market share, stockholder return, combined ratio, level of expenses or growth in revenue. The Committee will determine the length of the performance period. Award payments made in cash rather than by the issuance of shares will not result in additional shares being available under the Plan.

Employment; Transferability

The Committee is authorized under the Plan to adopt policies regarding the entitlement of participants who cease to be employed by the Company because of death, disability, resignation, termination or retirement. These policies may vary depending upon the specific circumstances and the individual involved.

The Committee in its sole discretion may permit the assignment or transfer of the rights and interests of a participant under the Plan, and of any security issued or granted under the Plan; provided, however, an award under the Plan may not be assignable or transferrable unless the exercise thereof is eligible for registration on a Registration Statement on Form S-8. A Registration Statement on Form S-8 is currently effective with respect to the Plan.

Amendments

The Committee may amend, alter or discontinue the Plan at any time but may not, without stockholder approval, make any amendment, alteration or discontinuation that would impair the rights of a participant under an award previously granted. In addition, the Committee may not, without stockholder approval, adopt any amendment which would (a) increase the number of shares of Common Stock which may be issued under the Plan (except in the event of certain extraordinary occurrences, as described in the Plan), (b) change the employees or class of employees eligible to participate in the Plan, or (c) change the terms of grants to Non-Employee Directors provided for in the Plan.

Federal Income Tax Consequences

The following is a summary of the Federal income tax treatment of the incentive stock options, non-qualified stock options, stock appreciation rights, limited stock appreciation rights, restricted stock awards and performance shares that may be granted under the Plan based upon the current provisions of the Code and regulations promulgated thereunder.

Incentive Stock Options.

Incentive stock options under the Plan are intended to meet the requirements of Section 422 of the Code. Under this section of the Code, the grant of an incentive stock option will not result in the realization of income to the option holder, and the Company will likewise not be entitled to a deduction. Furthermore, if an option holder acquires stock upon the exercise of an incentive stock option, no income will result to the option holder and the Company will be allowed no deduction as a result of such exercise if the following conditions are met: (a) at all times during the period beginning with the date of the grant of the option and ending on the date three months before the date of such exercise, the option holder is an employee of the Company or of a subsidiary; and (b) the option holder makes no disposition of the stock within two years from the date the option is granted nor within one year after the option is exercised. In the event of a sale of such stock by the option holder after compliance with these conditions, any gain realized over the price paid for the stock will ordinarily be treated as a capital gain, and any loss will ordinarily be treated as a capital loss, in the year of sale. Under Federal tax law, the rate of tax applicable to such capital gain or loss will depend on the date on which the stock is acquired and the period during which it is held. The exercise of an incentive stock option may result in alternative minimum tax liability to the option holder.

If the option holder fails to comply with the employment or holding period requirements discussed above, such person will be treated as having received compensation taxable as ordinary income and/or having received a capital gain (or loss) in accordance with the provisions of the Code. If the option holder is treated as having received compensation because of this failure to comply with either condition above, an equivalent deduction from income will be allowed to the Company in the same year.

Non-Qualified Stock Options.

The grant of a non-qualified stock option will not result in the realization of income for Federal tax purposes for an option holder, nor will the grant entitle the Company to a tax deduction. An option holder who exercises a non-qualified stock option will generally realize compensation taxable as ordinary income in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise, and the Company will be entitled to a deduction from income in the same amount. The option holder’s basis in such shares will be the fair market value on the date exercised, and the capital gain or loss will be recognized in the year of sale.

Stock Appreciation Rights.

The grant of a stock appreciation right will not result in tax consequences to the Company or to an award holder. A holder who exercises a stock appreciation right will realize compensation taxable as ordinary income in an amount equal to the cash or the fair market value of the shares or other property received on the date of exercise, and the Company will be entitled to a deduction in the same amount.

If an employee allows a stock appreciation right granted in tandem with an option to expire, otherwise than as a result of exercising a related option, the Internal Revenue Service may contend that the employee will have taxable income in the year of expiration equal to the amount of cash or the fair market value of stock or other property which he would have received if he had exercised his stock appreciation right immediately before it expired. In addition, under Treasury Regulations governing incentive stock options, a stock appreciation right with respect to an incentive stock option must be granted at the same time the incentive stock option is granted in order to ensure that the incentive stock option remains qualified as such.

Limited Stock Appreciation Rights.

The grant of a limited stock appreciation right will not result in tax consequences to the Company or to a participant. A participant who exercises a limited stock appreciation right will realize compensation taxable as ordinary income in an amount equal to the cash or the fair market value of the shares or other property received on the date of exercise, and the Company will be entitled to a deduction in the same amount. A participant who does not exercise at the time of a change in control and allows the limited stock appreciation rights to lapse could be taxed as though exercise had occurred at either of those two dates.

Restricted Stock Awards.

Restricted stock awards granted under the Plan will constitute taxable income to the recipient, and a deductible expense to the Company, in the year in which the restrictions lapse unless the participant elects to recognize income in the year the award is made. Unless such an election is made, the amount of the taxable income and corresponding deduction will be equal to the excess of the fair market value of the stock on the date the restrictions lapse over the amount, if any, paid for such stock. The Company is also allowed a compensation deduction for dividends paid to participants (provided they have not elected to recognize income at the time of the award) on restricted stock while the restrictions remain in force.

Performance Shares.

Performance Shares awarded under the Plan will not constitute a taxable event to the recipient until such time as the recipient actually receives shares of Common Stock or cash or other property related to such award. The amount of taxable income will be equal to the amount of cash received or the fair market value of stock or other property received at such time. The Company will be entitled to a compensation deduction in the same year.

Recommendation of the Board of Directors

The Board of Directors recommends approval of the Plan Amendments. Proxies solicited by the Board of Directors will be voted FOR the Plan Amendments unless stockholders specify otherwise.

Interests of Certain Persons

If the Plan Amendments are approved at the Annual Meeting, the fair market value determination date for the Directors’ ongoing quarterly equity awards will be modified as described above.

AMENDED PLAN BENEFITS

MEMRY CORPORATION’S AMENDED AND RESTATED 1997 LONG-TERM INCENTIVE PLAN(1)

Name and Position	Exercise Price Per Share(2)		Number of Shares(3)
James G. Binch President and CEO		$1.74	115,000

Robert P. Belcher Senior Vice President—Finance and Administration, Chief Financial Officer, Secretary and Treasurer and Vice Chairman		$1.74	40,000

Dean J. Tulumaris Chief Operating Officer and Vice President		$1.74	100,000

Ming Wu Vice President—Office of Technology		$1.74	25,000

Current executive officers as a group		$1.74	280,000

Current directors, who are not executive officers, as a group	$ $ $ $	1.19 1.33 1.53 1.71	31,510 28,190 25,631 28,431

All current employees, including all current officers who are not executive officers, as a group	$ $ $ $	1.07 1.33 1.61 1.74	8,000 81,600 4,800 333,600

(1)	Information in this chart pertains to options granted during fiscal year 2004.
(2)	Because options are granted with an exercise price equal to the fair market value of the underlying shares at the time of grant, the options have no readily identifiable value at such time, and the value of such options thereafter fluctuates with that of our stock price. However, we have set forth the exercise prices of such options.
(3)	Grants made in fiscal year 2004 are not necessarily indicative of the levels of future grants under the Option Plan.

Equity Compensation Plan Information

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column)
Equity compensation plans approved by security holders(1)	4,503,656	$1.87	796,524
Equity compensation plans not approved by security holders(2)	75,000	$1.20	N/A

Total	4,578,656	$1.86	796,524

(1)	This chart reflects the shares currently available under the Plan and does not reflect the number of shares that will be available if the Company’s stockholders approve the Plan Amendments.
(2)	Pursuant to the settlement agreement between the Company and Robert J. Thatcher, the Company’s former President and Chief Operating Officer, Mr. Thatcher received a non-qualified stock option to purchase 75,000 shares of common stock at an exercise price of $1.20 per share. This option expires on January 28, 2005.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Deloitte & Touche LLP (“D&T”) has audited the consolidated financial statements of the Company for the fiscal year ended June 30, 2004. The Board of Directors of the Company, acting upon the recommendation of the Audit Committee, appointed D&T as the independent registered public accounting firm of the Company for the fiscal year ending June 30, 2005.

McGladrey & Pullen, LLP (“M&P”) had audited the consolidated financial statements of the Company for the fiscal years ended June 30, 2003 and June 30, 2002.

On September 30, 2003, the Company dismissed M&P as its independent registered public accounting firm and appointed D&T as its new independent registered public accounting firm. The decision to dismiss M&P and to retain D&T was approved by the Company’s Board of Directors upon the recommendation of the Audit Committee, which reviewed the professional competence of D&T and its audit scope. While the Audit Committee had been pleased with the job done by M&P since its retention in September, 1995, it believed that the Company had grown to the size and complexity where a “big four” auditing firm had become necessary.

None of D&T’s report on the Company’s financial statements for the fiscal year ended June 30, 2004 or M&P’s reports on the Company’s financial statements for each of the fiscal years ended June 30, 2003 and June 30, 2002, contained an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s two most recent fiscal years, there were no disagreements with D&T or M&P on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to D&T’s or M&P’s satisfaction, would have caused them to make reference thereto in connection with their reports on the Company’s consolidated financial statements for such years.

It is expected that a representative of D&T will be present at the Annual Meeting and available to respond to appropriate questions of stockholders and to make a statement if he so desires.

Independent Registered Public Accounting Firm Fees

The aggregate fees billed for audit services rendered by D&T for fiscal 2004, and the aggregate fees billed during fiscal 2004 for professional services rendered by D&T of the other types listed below, were as follows:

Audit Fees	$120,750
Audit-Related Fees	$7,500
Tax Fees	$66,142
All Other Fees	$0

Audit-Related Fees were comprised of a Sarbanes-Oxley Act of 2002 workshop. Tax Fees were comprised of a research and development tax credit project ($60,468), return preparation assistance ($3,100) and miscellaneous tax research ($2,574). The Audit Committee pre-approved all of these services except for those comprising return preparation assistance and miscellaneous tax research, which services, representing approximately 4.78% of the total amount of revenues paid by the Company to D&T during fiscal 2004, were approved by the Audit Committee pursuant to Rule 210.2-01(c)(7)(i)(C) of the Securities and Exchange Commission’s Regulation S-X, as amended.

The aggregate fees billed for audit services rendered by M&P for fiscal 2003, and the aggregate fees billed during fiscal 2003 for professional services rendered by M&P of the other types listed below, were as follows:

Audit Fees	$112,150
Audit-Related Fees	$10,356
Tax Fees	$17,610
All Other Fees	$0

Audit-related fees were comprised of a 401(k) audit and related expenses. Tax Fees were comprised of return preparation assistance. In fiscal 2004, M&P billed the Company $10,725 for a 401(k) audit and related expenses, $18,368 for return preparation assistance and $3,896 in respect of another minor assignment.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at the annual meeting of stockholders to be held in 2005 must be received at the Company’s principal executive offices not later than June 30, 2005. In addition, the Company’s Bylaws outline procedures that a stockholder must follow to nominate directors or to bring other business before stockholders’ meetings. For a stockholder to nominate a candidate for director at the 2005 Annual Meeting of Stockholders, notice of such nomination must be given to the Secretary of the company not later than 60 days and not earlier than 90 days in advance of such meeting. The notice must describe various matters regarding the nominee and conform to requirements specified in the Company’s Bylaws, a copy of which can be obtained by contacting the Secretary of the Company. For a stockholder to bring other business before the 2005 Annual Meeting of Stockholders, notice must be given to the Secretary of the Company not later than 60 days and not earlier than 90 days in advance of such meeting and must include a description of the proposed business, the reason for conducting such business and other specified matters. If a stockholder who wishes to nominate a director or to present a proposal fails to notify the Company by within the required time periods, the stockholder will not be entitled to present the proposal at the annual meeting of stockholders to be held in 2005. However, notwithstanding the requirements of the Company’s Bylaws, if the nomination or proposal is brought before the stockholders at such meeting, then under the Securities and Exchange Commission’s rules, the proxies solicited by management with respect to such meeting will confer discretionary voting authority with respect to any such matter on the persons selected by management to vote the proxies. If a stockholder makes a timely notification, the persons selected by management to vote the proxies may still exercise discretionary voting authority under circumstances consistent with the Securities and Exchange Commission’s rules. Proposals should be directed to the attention of the Secretary, Memry Corporation, 3 Berkshire Boulevard, Bethel, Connecticut 06801.

OTHER MATTERS

As of the date of this Proxy Statement, the Company’s management does not know of any business, other than that mentioned above, which will be presented for consideration at the Annual Meeting. However, if any other matters should properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxies in accordance with their judgment on such matters.

ANNUAL REPORT ON FORM 10-K

The Company hereby undertakes to provide without charge to each person to whom a copy of this proxy statement has been delivered, upon the written request of any such person, a copy of the Company’s Annual Report on Form 10-K, including the consolidated financial statements, that has been filed with the Securities and Exchange Commission pursuant to rule 13a-1 under the Securities Exchange Act of 1934, as amended, for the fiscal year ended June 30, 2004. Any such requests should be made in writing to Robert P. Belcher, Secretary, Memry Corporation, 3 Berkshire Boulevard, Bethel, Connecticut 06801.

By Order of the Board of Directors,

Robert P. Belcher

Secretary

October 28, 2004

EXHIBIT A

MEMRY CORPORATION’S AMENDED AND RESTATED 1997 LONG-TERM INCENTIVE PLAN

SECTION 1. PURPOSES.

The purposes of Memry Corporation’s 1997 Long-Term Incentive Plan (the “Plan”) are to encourage selected key employees and the directors of Memry Corporation (the “Company”) and its Affiliates (as hereinafter defined) to acquire a proprietary and vested interest in the growth and performance of the Company and to generate an increased incentive to contribute to the Company’s future success and prosperity, thereby enhancing the value of the Company for the benefit of stockholders and the ability of the Company to attract and retain individuals of exceptional talent.

SECTION 2. DEFINITIONS.

As used in the Plan, the following terms shall have the meanings set forth below:

(a) “Award” shall mean any Option, Stock Appreciation Right, Limited Stock Appreciation Right, Restricted Stock Award, Performance Share or any other right, interest, or option granted pursuant to the provisions of the Plan.

(b) “Award Agreement” shall mean any written agreement, contract, or other instrument or document evidencing any Award granted hereunder and signed by both the Company and the Participant or by both the Company and a Non-Employee Director.

(c) “Board” shall mean the Board of Directors of the Company.

(d) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, including the rules, regulations, and interpretations promulgated thereunder.

(e) “Committee” shall mean the Compensation Committee of the Board, composed of not less than two directors each of whom is a Non-Employee Director.

(f) “Company” shall mean Memry Corporation.

(g) “Dividend Equivalent” shall mean any right granted pursuant to Section 14(i) hereof to receive an equivalent amount of interest or dividends with respect to the number of shares covered by an Award.

(h) “Employee” shall mean any salaried employee of the Company or of any Affiliate.

(i) “Fair Market Value” shall mean, with respect to any property, the market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

(j) “Incentive Stock Option” shall mean an Option granted under Section 6 hereof that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

(k) “Limited Stock Appreciation Right” shall mean a Stock Appreciation Right that can only be exercised in the event of a change in control, according to the definition and provisions of Section 8 of the Plan.

(l) “Non-Employee Director” shall mean a person described in both (i) Rule 16b-3(b)(3) promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or any successor definition adopted by the Securities and Exchange Commission, and (ii) Treasury Regulation Section 1.162-27(e)(3)(i), or any successor provision, adopted by the Department of the Treasury.

(m) “Non-qualified Stock Option” shall mean an Option granted to a Participant under Section 6 hereof that is not intended to be an Incentive Stock Option.

(n) “Option” shall mean any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine.

EXH A-1

(o) “Participant” shall mean an Employee who is selected by the Committee to receive an Award under the Plan.

(p) “Payment Value” shall mean the dollar amount assigned to a Performance Share which shall be equal to the Fair Market Value per Share on the close of business on the last day of a Performance Cycle.

(q) “Person” shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, or government or political subdivision thereof.

(r) “Performance Cycle” or “Cycle” shall mean the period of time selected by the Committee during which the performance is measured for the purpose of determining the extent to which an award of Performance Shares has been earned.

(s) “Performance Goals” shall mean the objectives established by the Committee for a Performance Cycle, for the purpose of determining the extent to which Performance Shares which have been contingently awarded for such Cycle are earned.

(t) “Performance Share” shall mean an Award granted pursuant to Section 10 hereof which shall represent the right, subject to the terms set forth in Section 10 hereof, to either one Share or the Payment Value in cash of one Share.

(u) “Restricted Stock” shall mean any Share issued with the restriction that the holder may not sell, transfer, pledge, or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose (including, without limitation, any restriction on the right to vote such Share, and the right to receive any cash dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

(v) “Restricted Stock Award” shall mean an award of Restricted Stock under Section 9 hereof.

(w) “Shares” shall mean shares of the common stock of the Company, $0.01 par value per share, and such other securities of the Company as the Committee may from time to time determine.

(x) “Stock Appreciation Right” shall mean any right granted to a Participant pursuant to Section 7 hereof to receive, upon exercise by the Participant, the excess of (i) the Fair Market Value of one Share on the date of exercise or, if the Committee shall so determine in the case of any such right other than one related to any Incentive Stock Option, at any time during a specified period before the date of exercise over (ii) the grant price of the right as specified by the Committee, in its sole discretion, on the date of grant, which shall not be less than the Fair Market Value of one Share on such date. Any payment by the Company in respect of such right may be made in cash, Shares, other property, or any combination thereof, as the Committee, in its sole discretion, shall determine.

(y) “Stockholder Meeting” shall mean the annual meeting of stockholders of the Company held each year.

SECTION 3. ADMINISTRATION.

The Plan shall be administered by the Committee. The Committee shall have full power and authority, subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to: (i) select the Employees of the Company to whom Awards may from time to time be granted hereunder; (ii) determine the type or types of Award to be granted to each Participant hereunder; (iii) determine the number of Shares to be covered by each Award granted hereunder; provided, however, that Shares subject to any form of award granted to any individual employee during any calendar year shall not exceed a total of 300,000 Shares; (iv) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder; (v) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property or canceled or suspended; (vi) determine whether, to what extent and under what circumstances cash, Shares and other property and other amounts payable with respect to an Award under this Plan shall be deferred either automatically or at the election of the Participant;

EXH A-2

(vii) interpret and administer the Plan and any instrument or agreement entered into under the Plan; (viii) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan. Decisions of the Committee shall be final, conclusive and binding upon all persons, including the Company, any Participant, any stockholder, and any Employee of the Company or of any Affiliate. Notwithstanding the above, the Committee shall not have discretion with respect of any Shares granted to Non-Employee Directors pursuant to Section 11 hereof. A majority of the members of the Committee may determine its actions and fix the time and place of its meetings.

SECTION 4. SHARES SUBJECT TO THE PLAN.

(a) Subject to adjustment as provided in Section 4(b), the total number of Shares available for grant under the Plan shall be 6,000,000. In addition, any Shares issued by the Company through the assumption or substitution of outstanding grants from an acquired company shall not reduce the shares available for grants under the Plan. Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares or treasury shares. If any Shares subject to any Award granted hereunder are forfeited or such Award otherwise terminates without the issuance of such Shares or of other consideration in lieu of such shares, the Shares subject to such Award, to the extent of any such forfeiture or termination, shall again be available for grant under the Plan. The total number of Shares that may be issued pursuant to Options intended to be Incentive Stock Options shall be 6,000,000.

(b) In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, or other change in corporate structure affecting the Shares, such adjustment shall be made in the type and aggregate number of Shares which may be delivered under the Plan (or to any individual in any calendar year) or such other securities to be delivered in place thereof, and in the number of and exercise price of Shares subject to outstanding Options granted under the Plan, and in the value or number of Shares subject to Awards granted under the Plan, as may be determined to be appropriate by the Committee, in its sole discretion, provided that the number of Shares subject to any Award shall always be a whole number, and provided further, that the Options and number of Shares granted to Non-Employee Directors pursuant to Section 11 hereof and the Options and number of Shares subject in the future to be granted pursuant to Section 11 hereof shall be subject to adjustment only as set forth in Section 11.

SECTION 5. ELIGIBILITY.

Any Employee (excluding any member of the Committee) shall be eligible to be selected as a Participant. All Non-Employee Directors shall automatically be eligible to receive Awards pursuant to Section 11.

SECTION 6. STOCK OPTIONS.

Options may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Any Option granted to a Participant under the Plan shall be evidenced by an Award Agreement in such form as the Committee may from time to time approve. Any such Option shall be subject to the following terms and conditions and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable:

(a) Option Price. The purchase price per Share purchasable under an Option shall be determined by the Committee in its sole discretion; provided that such purchase price in the case of Incentive Stock Options shall not be less than the Fair Market Value of the Share on the date of the grant of the Option; provided further that the purchase price per Share for an Incentive Stock Option granted to an Employee who, at the time of grant, owns stock having more than 10 percent of the total combined voting power of all classes of stock of the Company (a “Ten Percent Stockholder”), shall not be less than 110 percent of the Fair Market Value on the date of grant, all as determined by the Committee.

EXH A-3

(b) Option Period. The term of each Option shall be fixed by the Committee in its sole discretion; provided that no Incentive Stock Option shall be exercisable after the expiration of ten years from the date the Option is granted; provided further that no Incentive Stock Option granted to an Employee who is a Ten Percent Stockholder shall be exercisable after the expiration of five years form the date the Option is granted.

(c) Exercisability. Options shall be exercisable at such time or times as determined by the Committee at or subsequent to grant.

(d) Method of Exercise. Subject to the other provisions of the Plan and any applicable Award Agreement, any Option may be exercised by the Participant in whole or in part at any time or times, and the Participant may make payment of the option price in such form or forms, including, without limitation, payment by delivery of cash, Shares or other consideration, or through an arrangement with a broker in which the Participant delivers to the Company an irrevocable notice of exercise accompanied by the broker’s payment in full and an irrevocable instruction to the Company to deliver the Shares issuable upon exercise to the broker for the Participant’s account.

(e) Incentive Stock Options. In accordance with rules and procedures established by the Committee, the aggregate Fair Market Value (determined as of the time of grant) of the Shares with respect to which Incentive Stock Options held by any Participant which are exercisable for the first time by such Participant during any calendar year under the Plan (and under any other benefit plans of the Company or subsidiary of the Company) shall not exceed $100,000 or, if different, the maximum limitation in effect at the time of grant under Section 422 of the Code, or any successor provision, and any regulations promulgated thereunder. The terms of any Incentive Stock Option granted hereunder shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision, and any regulations promulgated thereunder.

SECTION 7. STOCK APPRECIATION RIGHTS.

Stock Appreciation Rights may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan and may, but need not, relate to a specific Option granted under Section 6. The provisions of Stock Appreciation Rights need not be the same with respect to each recipient. Any Stock Appreciation Right related to a Non-qualified Stock Option may be granted at the same time such Option is granted or at any time thereafter before exercise or expiration of such Option. Any Stock Appreciation Right related to an Incentive Stock Option must be granted at the same time such Option is granted. In the case of any Stock Appreciation Right related to any Option, the Stock Appreciation Right or applicable portion thereof shall terminate and no longer be exercisable upon the termination or exercise of the related Option, except that a Stock Appreciation Right granted with respect to less than the full number of Shares covered by a related Option shall not be reduced until the exercise or termination of the related Option exceeds the number of shares not covered by the Stock Appreciation Right. Any Option related to any Stock Appreciation Right shall no longer be exercisable to the extent the related Stock Appreciation Right has been exercised. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it shall deem appropriate.

SECTION 8. LIMITED STOCK APPRECIATION RIGHTS.

Limited Stock Appreciation Rights may be granted hereunder to Participants in relation to any Option or Stock Appreciation Right granted under the Plan. A Limited Stock Appreciation Right may be granted at the time the Option or Stock Appreciation Right is granted or at any time thereafter. Limited Stock Appreciation Rights are exercisable in full for a period of seven months following the date of a Change in Control as defined in Section 12(b).

(a) Amount of Payment. The amount of payment to which a Participant shall be entitled upon the exercise of each Limited Stock Appreciation Right shall be equal to the difference between the Option price of the Shares covered by the related Option or Stock Appreciation Right and the Market Price of such Shares. Market Price is defined to be the greater of (i) the highest price of the Shares paid in connection

EXH A-4

with a Change in Control and (ii) (a) if the Shares are traded on an exchange, the highest closing trade price per Share on such exchange during the 60-day period prior to the Change in Control, and (b) if the Shares are not traded on an exchange, but are traded over-the-counter, the average of the highest daily closing bid and ask price per Share during the 60-day period prior to the Change in Control, in either case as reasonably determined by the Corporation.

(b) Form of Payment. Payments to Participants upon the exercise of Limited Stock Appreciation Rights shall be made solely in cash.

(c) Effect of Exercise. If Limited Stock Appreciation Rights are exercised, the Options and Stock Appreciation Rights related to them cease to be exercisable. Upon the exercise or termination of the Options or Stock Appreciation Rights, the related unexercised Limited Stock Appreciation Rights terminate.

SECTION 9. RESTRICTED STOCK.

(a) Issuance. Restricted Stock Awards may be issued hereunder to Participants, for no cash consideration or such consideration as may be determined by the Committee to be appropriate, either alone or in addition to other Awards granted under the Plan. The provisions of Restricted Stock Awards need not be the same with respect to each recipient.

(b) Registration. Any Restricted Stock issued hereunder may be evidenced in such manner as the Committee in its sole discretion shall deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of shares of Restricted Stock awarded under the Plan, such certificate shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award.

(c) Forfeiture. Except as otherwise determined by the Committee at the time of grant, upon termination of employment for any reason during the restriction period specified in connection with such award, all shares of Restricted Stock still subject to restriction shall be forfeited by the Participant and reacquired by the Company; provided that in the event of a Participant’s retirement, permanent disability or death, or in cases of special circumstances, the Committee may, in its sole discretion, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all remaining restrictions with respect to such Participant’s shares of Restricted Stock. Unrestricted Shares, evidenced in such manner as the Committee shall deem appropriate, shall be issued to the grantee promptly after the period of forfeiture upon satisfaction of all requirements under the applicable Restricted Stock Award, as determined or modified by the Committee.

SECTION 10. PERFORMANCE SHARES.

(a) Issuance. Performance Shares may be issued hereunder to Participants either alone or in addition to other Awards granted under the Plan. The terms of Performance Shares need not be the same with respect to each recipient. Performance Shares shall entitle the recipient thereof to convert same into Shares, cash, or a combination thereof, as determined by the Committee, based upon satisfaction of pre-determined performance targets or goals. The Committee shall have sole and complete authority to determine the Employees who shall receive Performance Shares and the number of such Shares for each Performance Cycle, and to determine the duration of each Performance Cycle. There may be more than one Performance Cycle in existence at any one time, and the duration of Performance Cycles may differ from each other.

(b) Performance Goals. The Committee shall establish Performance Goals for each Cycle based on any one or more of the following, or any other factor the Committee deems to be relevant: the operating earnings, net earnings, return on equity, income, market share, stockholder return, combined ratio, level of expenses or growth in revenue. During any Cycle, the Committee may adjust the Performance Goals for such Cycle as it deems equitable in recognition of unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine; provided, however, that no such adjustment shall be applicable to the extent such adjustment would result in a disallowance of a tax deduction pursuant to Section 162(m) of the Code.

EXH A-5

(c) Determination of Earned Performance Shares. As soon as practicable after the end of a Performance Cycle, the Committee shall determine the number of Performance Shares which have been earned on the basis of performance in relation to the established Performance Goals.

(d) Payment Values. As soon as practicable after the expiration of the Performance Cycle and the Committee’s determination under paragraph (c), above, the Committee shall determine whether the Participant should be distributed cash and/or Shares. To the extent that distributions are made in cash, the amount of cash distributed shall be equal to the number of earned Performance Shares for which cash is being distributed, times the Payment Value. Award payments made in cash rather than by the issuance of Shares shall not result in additional Shares being available under the Plan. To the extent that distributions are made in Shares, the number of Shares distributed shall be equal to the number of earned Performance Shares for which Shares are being distributed.

SECTION 11. NON-EMPLOYEE DIRECTORS’ STOCK AND OPTION GRANTS.

(a) Grant of Shares. Each Non-Employee Director who remains as such on the last day of any given fiscal quarter shall be issued quarterly, in arrears, within 60 days of the last day of each fiscal quarter, such number of Shares as shall have a fair market value equal to $3,000, with such fee being pro-rated for any Non-Employee Director who serves as such for less than such full fiscal quarter. Notwithstanding the foregoing, the maximum number of shares granted to any Non-Employee Director pursuant to this subsection (a) with respect to any fiscal quarter shall be 4,000. Shares granted to Non-Employee directors pursuant to this Section 11 shall be fully vested at the time of grant.

(b) Grant of Options. Each Non-Employee Director who remains as such on the last day of any given fiscal quarter shall be issued quarterly, in arrears, effective as of the last day of each fiscal quarter, a Non-qualified Stock Option to acquire such number of Shares (subject to restrictions and risk of forfeiture as set forth in Section 11(c) below) as shall have a fair market value equal to $4,500, at a per share exercise price equal to the fair market value, with such number of Shares subject to such Option being pro-rated for any Non-Employee Director who serves as such for less than such full fiscal quarter.

(c) Option Vesting and Forfeiture. All Options granted to Non-Employee Directors pursuant to this Section shall become vested and exercisable in equal thirds on each of the first, second and third anniversaries of the date of grant; provided, that a Non-Employee Director’s unvested Options shall be forfeited in the event of a voluntary resignation of such Non-Employee Director, but excluding a voluntary resignation within one year of a change of control (as defined in subsection (d) below).

(d) For purposes of this Section 11, “change of control” shall mean (i) any merger, consolidation or other corporate reorganization of the Company in which the Company is not the surviving entity; or (ii) any sale of all or substantially all of the Company’s assets, in either a single transaction or a series of transactions; or (iii) a liquidation of all or substantially all of the Company’s assets; or (iv) if there is a change within one twelve-month period of a majority of the directors constituting the Company’s Board of Directors at the beginning of such twelve-month period; or (v) if a single person or entity, or a related group of persons or entities, at any time subsequent to the date of grant acquires beneficial ownership of 25% or more of the Company’s outstanding voting securities; unless, with respect to clause (iv), the change of directors is approved by the Board of Directors as constituted prior to such change and no event described in clause (v) has occurred.

(e) “Fair market value” of a Share for purposes of this Section 11, as of a date of determination, shall mean the closing price of the Common Stock on the principal exchange or market on which the Common Stock is then listed or admitted to trading on the date of determination (or, if there are no reported sales on such date, on the last date prior to such date on which were sales); provided, that, if the Common Stock is not then traded on a national securities exchange or on the NASDAQ Stock Market, “fair market value” shall have the meaning set forth in Section 2.

EXH A-6

(f) Adjustment of Award. In case there shall be a merger, reorganization, consolidation, recapitalization, stock dividend or other change in corporate structure such that the Shares of the Company are changed into or become exchangeable for a different security, thereafter the Shares and Options subject to be granted to Non-Employee Directors pursuant to the provisions of this Section 11, and the number of Shares subject to, and exercise prices of, outstanding Options previously granted to Non-Employee Directors pursuant to the provisions of this Section 11, shall be adjusted accordingly.

(g) 83(b) Election. Non-Employee Directors that are granted Shares pursuant to this Section 11 may, at their option, make an election pursuant to Section 83(b) of the Code.

SECTION 12. CHANGE IN CONTROL.

(a) In order to maintain the Participants’ rights in the event of any Change in Control of the Company, as hereinafter defined, the Committee, as constituted before such Change in Control, may, in its sole discretion, as to any Award (except Shares granted pursuant to Section 11), either at the time an Award is made hereunder or any time thereafter, take any one or more of the following actions: (i) provide for the acceleration of any time periods relating to the exercise or realization of any such Award so that such Award may be exercised or realized in full on or before a date fixed by the Committee; (ii) provide for the purchase of any such Award, upon the Participant’s request, for an amount of cash equal to the amount that could have been attained upon the exercise of such Award or realization of the Participant’s rights had such Award been currently exercisable or payable; or (iii) make such adjustment to any such Award then outstanding as the Committee deems appropriate to reflect such Change in Control. In addition, the Committee, upon receiving approval of a majority of the full Board, may, in its discretion, cause any Award outstanding at such time to be assumed, or new rights substituted therefor, by the acquiring or surviving corporation after such Change in Control. The Committee may, in its discretion, include such further provisions and limitations in any agreement documenting such Awards as it may deem equitable and in the best interests of the Company.

(b) A “Change in Control” shall be deemed to have occurred if (i) any Person other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, and other than the Company or a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company’s then outstanding securities; or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new Director (other than a Director designated by a person who has entered into an agreement with the Company to effect a transaction described in (i) above) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof.

SECTION 13. AMENDMENTS AND TERMINATION.

The Committee may amend, alter or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made that would impair the rights of a Participant under an Award theretofore granted, without the Participant’s consent, or that without the approval of the Stockholders as required by applicable law would:

(a) except as is provided in Section 4(b) or 11(b) of the Plan, increase the total number of Shares reserved for the purposes of the Plan;

(b) change the Employees or class of Employees eligible to participate in the Plan; or

(c) change in any way the Shares provided for in Section 11 of the Plan.

EXH A-7

The Committee may amend the terms of any Award theretofore granted (except Shares granted pursuant to Section 11 hereof), prospectively or retroactively, but no such amendment shall impair the rights of any Participant without his consent. The Committee may also substitute new Awards for Awards previously granted to Participants, including without limitation previously granted Options having Fair Market Value or higher option prices.

SECTION 14. GENERAL PROVISIONS.

(a) At the sole discretion of the Committee at the time of grant, Awards may be assignable or transferable by a Participant or a Non-Employee Director; provided that no Award shall be assignable or transferable unless the exercise of such Award and subsequent sale may be covered by a Registration Statement on Form S-8.

(b) The term of each Award shall be for such period of months or years from the date of its grant as may be determined by the Committee; provided that in no event shall the term of any Incentive Stock Option, or any Stock Appreciation Right related to any Incentive Stock Options, exceed a period of ten (10) years from the date of its grant; provided further that in no event shall the term of any Incentive Stock Option, or any Stock Appreciation Right related to any Incentive Stock Option granted to a Ten Percent Stockholder exceed a period of five (5) years from the date of its grant.

(c) Nothing in this Plan shall confer upon any Employee or Participant any right to continue in the employ of the Company or any Affiliate or interfere in any way with the right of any Company or any Affiliate to terminate his or her employment at any time. No Employee or Participant shall have any claim to be granted any Award under the Plan and there is no obligation for uniformity of treatment of Employees or Participants under the Plan.

(d) The prospective recipient of any Award under the Plan shall not, with respect to such Award, be deemed to have become a Participant, or to have any rights with respect to such Award, until and unless such recipient shall have executed an Award Agreement or other instrument evidencing the Award and delivered a fully executed copy thereof to the Company, and otherwise complied with the then applicable terms and conditions.

(e) Subject to Section 13 hereof, the Committee shall be authorized to make adjustments in performance award standards or in the terms and conditions of other Awards in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in applicable laws, regulations or accounting principles. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry it into effect. In the event the Company shall assume outstanding employee benefit awards or the right or obligation to make future such awards in connection with the acquisition of another corporation or business entity, the Committee may, in its discretion, make such adjustments in the terms of Awards under the Plan as it shall deem appropriate. Notwithstanding the above, the Committee shall not have the right to make any adjustments in the terms or conditions of Shares granted pursuant to Section 11 hereof.

(f) The Committee shall have full power and authority to determine any other type and form of Award beyond those enumerated above to grant a Participant for the furtherance of the purposes of the Plan.

(g) The Committee shall have full power and authority to determine whether, to what extent and under what circumstances any Award (other than Shares granted pursuant to Section 11 hereof) shall be canceled or suspended. In particular, but without limitation, all outstanding Awards to any Participant shall be canceled if the Participant, without the consent of the Committee, while employed by the Company or after termination of such employment, becomes associated with, employed by, renders services to, or owns any interest in (other than any nonsubstantial interest, as determined by the Committee), any business that is in competition with the Company or with any business in which the Company has a substantial interest as determined by the Committee.

EXH A-8

(h) All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(i) Subject to the provisions of this Plan and any Award Agreement, the recipient of an Award may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, interest or dividends, or interest or Dividend Equivalents, with respect to the number of Shares covered by the Award, as determined by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested.

(j) As circumstances may from time to time require, the Committee may in its sole discretion make available to Participants loans for the purpose of exercising Options.

(k) The Company shall be authorized to withhold from any Award granted or payment due under the Plan the amount of withholding taxes due with respect to an Award or payment hereunder and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. The Company shall also be authorized to accept the delivery of shares by a Participant in payment for the withholding of federal, state and local taxes (but not for social security and Medicare taxes) up to the Participant’s marginal tax rate.

(l) Nothing contained in this Plan shall prevent the Board of Directors from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

(m) The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Connecticut and applicable Federal law.

(n) If any provision of this Plan is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

SECTION 15. SPECIAL CALIFORNIA PROVISIONS.

Notwithstanding anything to the contrary in the Plan or in any Award Agreement, no Awards shall be granted to Employees resident in the State of California unless either (i) the Award agreement entered into in connection with such grant conforms in all respects with the State of California’s Blue Sky Regulations, as same may be amended (the “California Regulations”), including, without limitation, the requirements of Rule 260.140.41 of the California Regulations, or (ii) the offer and sale of Shares upon the exercise of such Award to such California resident is exempt from the qualification requirements of Section 25110 of the California Corporate Securities Law, as same may be amended. Without limiting the foregoing, each Option and Award, as the case may be, granted or made to a California resident and subject to clause (i) immediately above, shall provide for or comply with, as the case may be, each of the following, whether set forth in the applicable Award Agreement or incorporated therein by reference to the Plan:

(a) subject to any higher minimum purchase price per Share provided for elsewhere in the Plan, each Option shall have a purchase price per Share which is not less than 85% of its “fair value” (as defined in Section 260.140.50 of the California Regulations) on the date of grant;

(b) each Option shall have an exercise period of not more than 120 months from the date the Option is granted;

EXH A-9

(c) each Option shall be nontransferable other than by will or the laws of descent and distribution;

(d) each Option shall provide for a right to exercise the Option at the rate of at least 20% per year over 5 years from the date the Option is granted, subject to reasonable conditions such as continued employment, provided, however, that, in the case of an Option granted to officers, directors or consultants of the Company or any of its affiliates, the Option may become fully exercisable, subject to reasonable conditions such as continued employment, at any time or during any period established by the Company or any of its affiliates;

(e) each Option shall, unless employment is terminated for “cause”, as defined by applicable law, the terms of the Plan or the applicable Award Agreement or contract of employment, as the case may be, provide for the right to exercise in the event of termination of employment, to the extent that the optionee is entitled to exercise on the date employment terminates, as follows:

(i) at least 6 months from the date of termination if termination was caused by death or disability; and

(ii) at least 30 days from the date of termination if termination was caused by other than death or disability;

(f) no Performance Shares shall be issued to any California resident unless, at the time of grant, such person is paid salary by the Company or any of its affiliates at the rate of $60,000 per annum or more; and

(g) no Award made to a California resident, excluding any Award made to any officer, director or consultant of the Company or any of its affiliates, shall provide for the acceleration of any time periods relating to the exercise or realization of any such Award so that such Award may be exercised or realized in full on or before a date previously fixed by the Committee.

EXH A-10

EXHIBIT B

Amended and Restated Memry Corporation Audit Committee Charter

Purpose

The main function of the Audit Committee is to oversee Memry’s accounting and financial reporting processes, internal systems of control, independent auditor relationships and audits of Memry’s consolidated financial statements. The Audit Committee is also responsible for determining the appointment of Memry’s independent auditors and any change in that appointment, and for ensuring the auditors’ independence.

In carrying out Audit Committee functions, the Audit Committee must maintain free and open communication with Memry’s independent auditors and Memry’s management.

Appointment and Membership Requirements

The Audit Committee shall be made up of at least three (3) independent members of the Board of Directors. Audit Committee members are appointed by the Board. The Board decides the Audit Committee’s exact number and can at any time remove or replace an Audit Committee member. The Board will also make all determinations regarding satisfaction of the membership requirements described below.

The Audit Committee will comply with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Securities and Exchange Commission (SEC) and the American Stock Exchange (Amex), including those related to independence.

At least one member of the Audit Committee must have past employment experience in finance or accounting, or comparable experience or background which results in financial sophistication. Having been a chief executive officer, chief financial officer or other senior officer with financial oversight, responsibilities, for instance, would qualify.

Each member of the Audit Committee must be able to read and understand fundamental financial statements, including Memry’s balance sheet, income statement and cash flow statement.

Responsibilities

The Audit Committee’s main responsibility is to oversee Memry’s financial reporting process (including Memry’s systems of internal controls) and report the Audit Committee’s findings to the Board. The Audit Committee believes that Memry’s policies and procedures should remain flexible in order to best react to changing conditions and circumstances. The following list includes the Audit Committee’s main recurring processes in carrying out its responsibilities. This list is intended as a guide, with the understanding that the Audit Committee can supplement it as appropriate, consistent with the requirements of the SEC and Amex.

•	Hiring and Selection of Auditors. The Audit Committee will directly appoint, retain and compensate Memry’s independent auditors. These independent auditors will report directly to, and be responsible to, the Audit Committee.

•	Approval of Audit and Non-Audit Services. The Audit Committee will decide what services will be performed by the independent auditors and approve in advance all the services they provide. However, pre-approval is not required for services other than audit, review or attest services if:

•	The total amount of all these services provided to Memry is less than or equal to five percent of the total amount of money paid by Memry to its independent auditors during the fiscal year in which the non-audit services are provided;

EXH B-1

•	The services were not recognized by Memry at the time of the engagement to be non-audit services; and

•	The services are promptly brought to the Audit Committee’s attention and approved prior to the completion of the audit.

Alternatively, the Audit Committee can engage the independent auditors for services other than audit, review or attest services with pre-approved policies and procedures, provided that the policies and procedures are detailed as to the particular services and the Audit Committee is informed of such service.

•	Auditor Independence. The Audit Committee is responsible for making sure it reviews at least annually a formal written statement explaining all relationships between the outside auditors and Memry and its subsidiaries, consistent with Independence Standards Board Standard 1. The Audit Committee will maintain an active dialogue with the independent auditors, covering any disclosed relationships or services that may impact their objectivity and independence. The Audit Committee will review all proposed hires by Memry or its subsidiaries of individuals formerly employed by the independent auditors. The Audit Committee will take, or recommend to the Board that it take, appropriate actions to oversee the independence of Memry’s outside auditors.

•	Oversight of Auditors; Audit Plan. The Audit Committee will be responsible for oversight of the auditors’ work and Memry’s relationship with its independent auditors. The Audit Committee will discuss with the independent auditors the overall scope and plans for their audits and other financial reviews, including the adequacy of staffing, compensation and resources. The Audit Committee will be responsible for reviewing and resolving any disagreements between Memry’s management and the independent auditors regarding financial controls or financial reporting.

•	Internal Controls; Risk Assessment. The Audit Committee will discuss with management and the independent auditors the design, implementation, adequacy and effectiveness of Memry’s internal controls, including Memry’s system to monitor and manage business risk, legal and ethical compliance programs and financial reporting. The Audit Committee also will meet separately with the independent auditors, with and without management present, to discuss the results of their examinations. The Audit Committee will provide oversight over the system of internal controls, relying upon management’s and the independent auditors’ representations and assessments of, and recommendations regarding, the controls. The Audit Committee will review disclosures regarding Memry’s internal controls whose inclusion in SEC reports is required.

•	Quarterly and Annual Financial Statements. The Audit Committee will review and discuss the annual audited financial statements and quarterly financial statements with management and the independent auditors, including any disclosures under the management’s discussion and analysis sections of Memry’s SEC reports and any disclosures regarding critical accounting estimates that Memry may make. The Audit Committee will be responsible for making a recommendation to the Board as to whether Memry’s annual audited financial statements should be included in Memry’s annual report on Form 10-K.

•	Proxy Report. The Audit Committee will prepare any report required to be prepared by it for inclusion in any proxy statement of Memry under SEC rules and regulations.

•	Earnings Announcements. The Audit Committee will review, and discuss with management and Memry’s independent auditors, Memry’s quarterly earnings announcements, and other public announcements regarding Memry’s results of operations.

•	Critical Accounting Policies. The Audit Committee will obtain, review and discuss reports from the independent auditors about:

•	all critical accounting policies and practices which Memry will use, and the qualities of those policies and practices;

•	all alternative treatments of financial information within generally accepted accounting principles that the auditors have discussed with management officials of Memry, ramifications of the use of

EXH B-2

these alternative disclosures and treatments, the treatment preferred by the independent auditors and the reasons for favoring that treatment; and

•	other material written communications between the independent auditors and Memry management, such as any management letter or schedule of unadjusted differences.

The Audit Committee will also discuss with the independent auditors and then disclose those matters whose disclosure is required by SAS 61, including any difficulties the independent auditors encountered in the course of the audit work, any restrictions on the scope of the independent auditors’ activities or on their access to requested information, and any significant disagreements with management.

•	CEO and CFO Certifications. The Audit Committee will review the CEO and CFO disclosure and certifications under Sections 302 and 906 of the Sarbanes-Oxley Act.

•	Related Party Transactions. The Audit Committee will review and oversee all related party transactions. The term “related party transactions” is defined in Regulation S-K of the Securities Act of 1933, as amended, and in SEC guidance relating to the management’s discussion and analysis section of SEC reports.

•	Anonymous Complaint Handling Process. The Audit Committee will have responsibility for establishment and oversight of processes and procedures for (a) the receipt, retention and treatment of complaints about accounting, internal accounting controls or audit matters and (b) confidential and anonymous submissions by employees concerning questionable accounting, auditing and internal control matters. All such relevant complaints and submissions must be reported to the Audit Committee.

•	Ability to Investigate; Retention of Advisors. The Audit Committee has the power to investigate any matter brought to its attention, with full access to all Memry books, records, facilities and employees. The Audit Committee also has the power to retain independent counsel or other experts and advisors, and the Audit Committee will have funding sufficient for this purpose and the power to use such funding to compensate its counsel, experts and advisors.

•	Review of Charter. The Audit Committee will review and reassess the adequacy of this charter on an annual basis and submit proposed changes to the Board for approval.

It is not the Audit Committee’s responsibility to prepare and certify Memry’s financial statements, to guarantee the independent auditors’ report, or to guarantee other disclosures by Memry. These are the fundamental responsibilities of management and the independent auditors. The Audit Committee members are not full-time Memry employees and do not perform the functions of auditors and accountants.

Restrictions on Independent Auditors Services

Memry’s independent auditors cannot perform any of the following services for Memry:

•	bookkeeping or other services related to Memry’s accounting records or financial statements;

•	financial information systems design and implementation;

•	appraisal or valuation services, fairness opinions or contribution-in-kind reports;

•	actuarial services;

•	internal audit outsourcing services;

•	management or human resources functions;

•	broker or dealer, investment adviser or investment banking services;

•	legal services and expert services unrelated to the audit; and

•	any other service that the Public Company Accounting Oversight Board determines, by regulation, would impair the independence of Memry’s auditors.

EXH B-3

Meetings and Minutes

The Audit Committee will meet on a quarterly basis, and will keep minutes of each meeting. The Audit Committee decides when and where it will meet, and must deliver a copy of this schedule in advance to the Board.

Unless the Board or this Charter provides otherwise, the Audit Committee can make, alter or repeal rules for the conduct of its business. In the absence of these rules, the Audit Committee will conduct its business in the same way the Board conducts its business.

Delegation of Authority; Chair of Audit Committee

The Audit Committee can delegate to one or more members of the Audit Committee the authority to pre-approve audit and permissible non-audit services, as long as this pre-approval is presented to the full Audit Committee at its scheduled meetings.

The Audit Committee cannot delegate its responsibilities to non-committee members.

The Audit Committee can appoint a chair of the committee, and can change its decision regarding who will be chair at any time.

EXH B-4

APPENDIX A

MEMRY CORPORATION

PROXY FOR ANNUAL MEETING

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all previous proxies, hereby appoints James G. Binch and Robert P. Belcher, or either of them (the “Proxies”), as attorneys and proxies, each with full power of substitution and all of the powers which the undersigned would possess, if present in person, to represent and vote, as designated on the reverse side of this proxy, all of the shares of Common Stock of Memry Corporation (the “Company”) registered in the name of the undersigned at the Annual Meeting of Stockholders of the Company to be held on December 8, 2004 and at any adjournment thereof.

The shares represented hereby will be voted as directed by this Proxy. If no direction is made, the Proxies will vote such shares FOR the election of all nominees for director listed under Proposal No. 1 and FOR the adoption of the amendments to Memry Corporation’s Amended and Restated 1997 Long-Term Incentive Plan described in Proposal No. 2, and such Proxies will vote In accordance with their discretion on such other matters as may properly come before the meeting.

(IMPORTANT—TO BE MARKED, SIGNED AND DATED ON REVERSE SIDE)

APP A-1

ANNUAL MEETING OF STOCKHOLDERS OF

MEMRY CORPORATION

December 8, 2004

Please date, sign and mail

your proxy card in the

envelope provided as soon as possible.

ò  Please detach along perforated line and mail in the envelope provided.  ò

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS
AND “FOR” PROPOSAL NO. 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE
MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	Election of Directors:

NOMINEES:	O James G. Binch O W. Andrew Krusen, Jr. O Kempton J. Coady, III
O Dr. Edwin Snape O Francols Marchal O Michel de Beaumont O Robert P. Belcher O Carmen L. Diersen

☐ FOR ALL NOMINEES	☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

	FOR	AGAINST	ABSTAIN
2. Proposal to adopt the amendments to Memry Corporation’s Amended and Restated 1997 Long-Term Incentive Plan	☐	☐	☐

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Stockholder                                Date:                 Signature of Stockholder                                Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

APP A-2